UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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HENRY SCHEIN, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON MAY 10, 2010

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Henry Schein, Inc. (the “Company”), to be held at 10:00 a.m., on Monday, May 10, 2010 at the Melville Marriott Long Island, 1350 Old Walt Whitman Road, Melville, New York 11747.

The Annual Meeting will be held for the following purposes:

1.	to consider the election of thirteen directors of the Company for terms expiring in 2011;
2.	to consider and act upon a proposal to amend the Company’s 1996 Non-Employee Director Stock Incentive Plan;
3.	to consider the ratification of the selection of BDO Seidman, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 25, 2010; and
4.	to transact such other business as may properly come before the meeting or any adjournments or postponements thereof.

Only stockholders of record at the close of business on March 12, 2010 are entitled to notice of and to vote at the meeting or any adjournments or postponements thereof.

The Company is pleased to take advantage of the Securities and Exchange Commission rules that allow issuers to furnish proxy materials to their stockholders on the Internet. The Company believes the rules allow it to provide its stockholders with the information they need, while lowering the costs of delivery and reducing the environmental impact of the Annual Meeting of Stockholders. Accordingly, stockholders of record at the close of business on March 12, 2010 will receive a Notice Regarding the Availability of Proxy Materials and may vote at the Annual Meeting and any adjournment or postponement of the meeting.

To assure your representation at the Annual Meeting, you are urged to cast your vote, as instructed in the Notice Regarding the Availability of Proxy Materials, over the Internet or by telephone as promptly as possible. You may also request a paper proxy card to submit your vote by mail, if you prefer. Any stockholder of record attending the Annual Meeting may vote in person, even if he or she has voted over the Internet, by telephone or returned a completed proxy card.

Whether or not you expect to attend the meeting in person, your vote is very important. Please cast your vote regardless of the number of shares you hold. I believe that you can be proud, excited and confident to be a stockholder of Henry Schein. I look forward to discussing our plans for the Company’s future at the Annual Meeting, and I hope to see you there.

STANLEY M. BERGMAN
Chairman and Chief Executive Officer

Melville, New York
March 31, 2010

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON MAY 10, 2010
PROXY STATEMENT
PROPOSAL 1 ELECTION OF DIRECTORS
CORPORATE GOVERNANCE
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
COMPENSATION DISCUSSION AND ANALYSIS
COMPENSATION COMMITTEE REPORT
EXECUTIVE AND DIRECTOR COMPENSATION
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION
PROPOSAL 2 AMENDMENT TO HENRY SCHEIN, INC. 1996 NON-EMPLOYEE DIRECTOR STOCK INCENTIVE PLAN
PROPOSAL 3 RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS
VOTING OF PROXIES AND OTHER MATTERS
ANNUAL REPORT ON FORM 10-K
STOCKHOLDER PROPOSALS
AMENDMENT NUMBER THREE TO THE HENRY SCHEIN, INC. 1996 NON-EMPLOYEE DIRECTOR STOCK INCENTIVE PLAN

HENRY SCHEIN, INC.
135 DURYEA ROAD
MELVILLE, NEW YORK 11747

PROXY STATEMENT

The Board of Directors of Henry Schein, Inc. (the “Company”) has fixed the close of business on March 12, 2010 as the record date for determining the holders of the Company’s common stock, par value $0.01, entitled to notice of, and to vote at, the 2010 Annual Meeting of Stockholders (the “Annual Meeting”). As of that date, 91,036,517 shares of common stock were outstanding, each of which entitles the holder of record to one vote. The Notice of Annual Meeting, this proxy statement and the form of proxy are being made available to stockholders of record of the Company on or about March 31, 2010. A copy of our 2009 Annual Report to Stockholders is being made available with this proxy statement, but is not incorporated herein by reference.

The presence, in person or by proxy, of the holders of a majority of the shares eligible to vote is necessary to constitute a quorum in connection with the transaction of business at the Annual Meeting. Abstentions and broker non-votes (i.e., proxies from brokers or nominees indicating that such persons have not received instructions from the beneficial owner or other persons eligible to vote shares as to a matter with respect to which the brokers or nominees do not have discretionary power to vote) are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business.

Abstentions and broker non-votes will have no effect on the election of directors (Proposal 1), which is by plurality vote.

Abstentions and broker non-votes will, in effect, be votes against the amendment to the Company’s 1996 Non-Employee Director Stock Incentive Plan (Proposal 2), and against the ratification of the selection of the independent registered public accounting firm (Proposal 3), as these items require the affirmative vote of a majority of the shares present and eligible to vote on such items.

We will pay all expenses of this proxy solicitation. In addition to this proxy solicitation, proxies may be solicited in person or by telephone or other means (including by our directors or employees without additional compensation). We will reimburse brokerage firms and other nominees, custodians and fiduciaries for costs incurred by them in distributing proxy materials to the beneficial owners of shares held of record by such persons.

If your shares of common stock are registered directly in your name with the Company’s transfer agent, you are considered, with respect to those shares, the stockholder of record. In accordance with rules and regulations adopted by the Securities and Exchange Commission, instead of mailing a printed copy of our proxy materials to each stockholder of record, we may furnish proxy materials to our stockholders on the Internet. If you received a Notice Regarding the Availability of Proxy Materials (the “Notice of Internet Availability”) by mail, you will not receive a printed copy of these proxy materials. Instead, the Notice of Internet Availability will instruct you as to how you may access and review all of the important information contained in these proxy materials. The Notice of Internet Availability also instructs you as to how you may submit your proxy on the Internet. If you received a Notice of Internet Availability by mail and would like to receive a printed copy of our proxy materials, including a proxy card, you should follow the instructions for requesting such materials included in the Notice of Internet Availability.

If your shares are held in an account at a brokerage firm, bank, broker-dealer or other similar organization, then you are the beneficial owner of shares held in “street name,” and the Notice of Internet Availability was forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares held in your account.

Shares of common stock held in a stockholder’s name as the stockholder of record may be voted in person at the Annual Meeting. Shares of common stock held beneficially in street name may be voted in person only if you obtain a legal proxy from the broker, trustee or nominee that holds your shares giving you the right to vote the shares.

Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct how your shares are voted without attending the Annual Meeting. If you are a stockholder of record, you may vote by submitting a proxy electronically via the Internet, by telephone or if you have requested a paper copy of these proxy materials, by returning the proxy or voting instruction card. If you hold shares beneficially in street name, you may vote by submitting voting instructions to your broker, trustee or nominee.

Whether or not you are able to attend the Annual Meeting, you are urged to complete and return your proxy or voting instructions, which are being solicited by the Company’s Board of Directors and which will be voted as you direct on your proxy or voting instructions when properly completed. In the event no directions are specified, such proxies and voting instructions will be voted FOR the nominees for election to the Board of Directors, FOR the amendment to the Company’s 1996 Non-Employee Director Stock Incentive Plan, FOR the ratification of BDO Seidman, LLP (“BDO Seidman”) as the Company’s independent registered public accountants for the fiscal year ending December 25, 2010 and in the discretion of the proxy holders as to other matters that may properly come before the Annual Meeting.

You may revoke or change your proxy or voting instructions at any time before the Annual Meeting. To revoke your proxy, send a written notice of revocation or another signed proxy with a later date to the Corporate Secretary of the Company at Henry Schein, Inc., 135 Duryea Road, Melville, New York 11747 before the beginning of the Annual Meeting. You may also automatically revoke your proxy by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not in and of itself constitute revocation of a proxy. To revoke your voting instructions, submit new voting instructions to your broker, trustee or nominee; alternatively, if you have obtained a legal proxy from your broker or nominee giving you the right to vote your shares, you may attend the Annual Meeting and vote in person. All shares represented by a valid proxy received prior to the Annual Meeting will be voted.

PROPOSAL 1
ELECTION OF DIRECTORS

The Board of Directors has approved the thirteen persons named below as nominees for election at the Annual Meeting to serve as directors until the 2011 Annual Meeting of Stockholders and until their successors are elected and qualified. Directors will be elected by plurality vote. Any executed proxies returned to the Company will be voted for the election of all of such persons except to the extent the proxy is specifically marked to withhold such authority with respect to one or more of such persons. All of the nominees for director currently serve as directors and were elected by the stockholders at the 2009 Annual Meeting (other than Bradley T. Sheares, who was duly appointed by the Board of Directors on January 20, 2010 to fill a vacancy on the Board). All of the nominees have consented to be named and, if elected, to serve. In the event that any of the nominees is unable or declines to serve as a director at the time of the Annual Meeting, the proxies may be voted in the discretion of the persons acting pursuant to the proxy for the election of other nominees. Set forth below is certain information, as of March 12, 2010, concerning the nominees:

Name	Age	Position

Barry J. Alperin	69	Director
Gerald A. Benjamin	57	Executive Vice President, Chief Administrative Officer, Director
Stanley M. Bergman	60	Chairman, Chief Executive Officer, Director
James P. Breslawski	56	President, Chief Operating Officer, Director
Paul Brons	68	Director
Donald J. Kabat	74	Director
Philip A. Laskawy	68	Director
Karyn Mashima	56	Director
Norman S. Matthews	77	Director
Mark E. Mlotek	54	Executive Vice President, Corporate Business Development, Director
Steven Paladino	52	Executive Vice President, Chief Financial Officer, Director
Bradley T. Sheares, Ph.D.	53	Director
Louis W. Sullivan, M.D.	76	Director

BARRY J. ALPERIN has been a director for 14 years (since 1996). Mr. Alperin, who is retired, served as Vice Chairman of Hasbro, Inc. from 1990 through 1995, as Co-Chief Operating Officer of Hasbro, Inc. from 1989 through 1990 and as Senior Vice President or Executive Vice President of Hasbro, Inc. from 1985 through 1989. He was a director of Hasbro from 1985 through 1996. Prior to joining Hasbro, Mr. Alperin practiced law in New York City for 20 years, dealing with corporate, public and private financial transactions, corporate mergers and acquisitions, compensation issues and securities law matters. The Company values Mr. Alperin’s financial expertise and his extensive experience in corporate and securities laws and corporate governance matters. Additionally, as the Company continues to grow through strategic acquisitions, the Board of Directors values Mr. Alperin’s experience leading Hasbro’s mergers and acquisitions and global expansion efforts. Mr. Alperin currently serves as a director of The Hain Celestial Group, Inc. (and is Chairman of its corporate governance and nominating committee and a member of its audit committee) and K-Sea Transportation Partners L.P. (and is Chairman of its audit committee and a member of its compensation committee) and is a director of two privately held corporations, K’NEX Industries, Inc., a toy manufacturer, and Weeks Marine, Inc., a marine construction company. He serves as a trustee and member of the Executive Committee of The Caramoor Center for Music and the Arts, President Emeritus and a Life Trustee of The Jewish Museum in New York City and is the immediate past President of the New York Chapter of the American Jewish Committee where he also served as Chair of the audit committee of the national organization. Mr. Alperin also formerly served as Chairman of the Board of Advisors of the Tucker Foundation at Dartmouth College, was President of the Board of the Stanley Isaacs Neighborhood Center in New York City, was a trustee of the Hasbro Children’s Foundation, was President of the Toy Industry Association and was a member of the Columbia University Medical School Health Sciences Advisory Council.

GERALD A. BENJAMIN has been with the Company for 22 years (since 1988), in his current position as Executive Vice President and Chief Administrative Officer for 10 years (since 2000) and a director for 16 years (since 1994). Prior to holding his current position, Mr. Benjamin was Senior Vice President of Administration and

Customer Satisfaction since 1993. Mr. Benjamin was Vice President of Distribution Operations from 1990 to 1992 and Director of Materials Management from 1988 to 1990. Before joining us in 1988, Mr. Benjamin was employed at Estée Lauder, Inc. holding various management positions over his 13-year tenure, including Director of Materials Planning and Control. Mr. Benjamin brings experience to the Company’s Board of Directors in the areas of global services, human resources and leadership. Mr. Benjamin oversees operations at Henry Schein’s distribution centers in North America, Europe, Australia and New Zealand, including 3.1 million square feet of distribution space from which nearly 12 million orders are shipped annually. Mr. Benjamin also has guided our human resources and organizational development as the Company has grown to include more than 13,500 employees in 24 countries around the world. Mr. Benjamin provides the Board of Directors with operational and human resources insights for the Company.

STANLEY M. BERGMAN has been with the Company for 30 years (since 1980), including 21 years (since 1989) as our Chairman and Chief Executive Officer and 28 years (since 1982) as a director. Mr. Bergman held the position of President of the Company from 1989 to 2005. Mr. Bergman held the position of Executive Vice President from 1985 to 1989 and Vice President of Finance and Administration from 1980 to 1985. Mr. Bergman brings to the Company’s Board of Directors management and leadership experience. Mr. Bergman is a well known, highly regarded leader in the global healthcare industry. He has expansive knowledge of the healthcare industry and macro-economic global conditions, maintains strategic relationships with chief executives and other senior management in the healthcare industry throughout the world and brings a unique and valuable perspective to the Board of Directors. During his tenure, Mr. Bergman has led the Company from sales of $600 million in 1995 to $6.5 billion in 2010. Mr. Bergman is active in numerous dental industry and professional associations, including the American Dental Association (where he served on the Oversight Committee, Future of Dentistry Project and was awarded honorary membership) and The Forsyth Institute, the premiere oral health research institution in the United States. Mr. Bergman is also a Certified Public Accountant.

JAMES P. BRESLAWSKI has been with the Company for 30 years (since 1980), in his current position as our President and Chief Operating Officer for five years (since 2005) and as a director for 18 years (since 1992). Mr. Breslawski held the position of Executive Vice President and President of U.S. Dental from 1990 to 2005, with primary responsibility for the North American Dental Group. Between 1980 and 1990, Mr. Breslawski held various positions with us, including Chief Financial Officer, Vice President of Finance and Administration and Corporate Controller. Mr. Breslawski is responsible for the Company’s North American Dental, Medical and Technology businesses. Mr. Breslawski brings to the Company’s Board of Directors management and leadership experience. The Board of Directors is aided by Mr. Breslawski’s understanding of the healthcare business and his keen business acumen, leadership ability and interpersonal skills. Mr. Breslawski has served as Chairman of the Board of the American Dental Trade Association and President of the Dental Dealers of America. He is also a trustee of National Foundation of Dentistry for the Handicapped, a member of the Leadership Council, School of Dental Medicine at Harvard University, a former member of the Board of Governors for St. John’s University and a former trustee of Long Island University. Mr. Breslawski is also a Certified Public Accountant.

PAUL BRONS has been a director for five years (since 2005). Between 1994 and 2002, Mr. Brons served as an executive board member of Akzo Nobel, N.V. From 1965 to 1994, Mr. Brons held various positions with Organon International BV, including President from 1983 to 1994 and Deputy President from 1979 to 1983. From 1975 to 1979, Mr. Brons served as the General Manager of the OTC operations of Chefaro. Both Organon and Chefaro operated within the Akzo Nobel group. Mr. Brons currently serves on the Board of Directors (including as Chairman of the nominating and remuneration committee) of Almirall S.A., an international pharmaceutical company, and serves on the Supervisory Boards of Organon BioScience Netherlands and IBM Netherlands. Mr. Brons brings to the Company’s Board of Directors knowledge of the human and veterinary pharmaceutical industry (a segment of our medical and veterinary businesses) and his experience with international business operations and relations (which accounted for $2.4 billion of the Company’s annual sales in 2009). The Board of Directors is also aided by Mr. Brons’ knowledge of European business culture and his strategic focus on European healthcare issues. Mr. Brons was honored in 1996 by Her Majesty the Queen with the decoration of Knight of the Order of Lion of the Kingdom of the Netherlands, the country’s highest civilian order, conferred for his meritorious achievements for Akzo Nobel and other international activities. Mr. Brons served on the Supervisory Board of Akzo

Nobel Netherlands and is a former member of the Board of Directors and Chaired certain committees for the European Federation of Pharmaceutical Industry Associations.

DONALD J. KABAT has been a director for 14 years (since 1996). Mr. Kabat was the Chief Financial Officer of Central Park Skaters, Inc. from 1992 to 1995 and the President of D.J.K. Consulting Services, Inc. from 1995 to 2006. From 1970 to 1992, Mr. Kabat was a partner in Andersen Consulting (now known as Accenture, PLC Ireland), where he practiced a broad array of specialty services including organization, profit improvement, process re-engineering and cost justification studies. With his prior experience as a Certified Public Accountant and partner at a global accounting firm, Mr. Kabat brings to the Company’s Board of Directors strong skills in corporate finance, accounting and risk management. During his consulting career with Andersen Consulting, Mr. Kabat helped launch an entirely new practice specialty called Change Management Services, which focused on human resource management encompassing methods to maintain continuous alignment of strategy, operations, culture and rewards. He was the recipient of the “Bravos” award for outstanding contribution to the Change Management practice. He has made numerous speeches, written articles and contributed chapters to specialized books (e.g., Budgeting: Key to Planning and Control; Management Controls for Professional Firms; and The Change Management Handbook.)

PHILIP A. LASKAWY has been a director for eight years (since 2002). Mr. Laskawy joined the accounting firm of Ernst & Young LLP in 1961 and served as a partner in the firm from 1971 to 2001, when he retired. Mr. Laskawy served in various senior management positions at Ernst & Young, including Chairman and Chief Executive Officer, to which he was appointed in 1994. Mr. Laskawy currently serves on the Board of Directors of Lazard Ltd. (and is a member of its audit committee) and Loews Corporation (and is a member of its audit committee) and is the Non-Executive Chairman of Federal National Mortgage Association (Fannie Mae) (and Chairman of its risk policy & capital committee). As a Certified Public Accountant with 40 years of experience, Mr. Laskawy brings to the Company’s Board of Directors exceptional skills in corporate finance and accounting, corporate governance, compliance, disclosure and international business conduct. Mr. Laskawy served on the American Institute of Certified Public Accountants to review and update rules regarding auditor independence. In 2006 and 2007, he served as Chairman of the International Accounting Standards Committee Foundation, which was created by the Securities and Exchange Commission and sets accounting standards in more than 100 countries, and he served as a member of the 1999 Blue Ribbon Committee on Improving the Effectiveness of Corporate Audit Committees. Mr. Laskawy also serves on the Board of Directors of General Motors Corporation (and is Chairman of its audit committee) and on the boards of numerous not-for-profit organizations. Mr. Laskawy previously served on the Board of Directors of The Progressive Corporation and Discover Financial Services.

KARYN MASHIMA has been a director for two years (since 2008). Ms. Mashima, a private consultant, served as the Senior Vice President, Strategy and Technology of Avaya Inc. from 2000 to January 2009. Prior to holding such position at Avaya, Ms. Mashima held similar positions with the Enterprise Communications unit of Lucent Technologies and AT&T from 1994 to 2000. Ms. Mashima was Vice President of Marketing at Proteon Technologies, Inc. from 1992 to 1994 and Vice President of Marketing at Network Equipment Technologies, Inc. from 1990 to 1992. From 1984 to 1990, Ms. Mashima was Product and Marketing Manager at Hewlett-Packard Company. From 1981 to 1984, Ms. Mashima was employed at Xerox Corp., where her last position was Product Manager of Xerox’s Office Systems division. Ms. Mashima brings to the Company’s Board of Directors extensive executive experience with respect to technology strategies, business planning, market assessment, product development and competitive analysis. With technology being one of the Company’s four key business groups, the Board of Directors values Ms. Mashima’s insight regarding future technological needs of the Company, particularly as the healthcare industry expands into electronic health records. Ms. Mashima is a recognized industry leader, and frequently presents at major industry conferences. She was named a “Woman of Influence for 2005” by NJBiz magazine and to the “First Annual List of Tech Women to Watch” by the executive search firm Christian & Timbers.

NORMAN S. MATTHEWS has been a director for eight years (since 2002). Since 1989, Mr. Matthews has worked as an independent consultant and venture capitalist. From 1978 to 1988, Mr. Matthews served in various senior management positions for Federated Department Stores, Inc., including President from 1987 to 1988. Mr. Matthews currently serves on the Board of Directors of The Progressive Corporation (and is Chairman of its nominating and governance committee and a member of its compensation committee), Spectrum Brands, Inc. and as Chairman of the Board of The Children’s Place Retail Stores, Inc. Mr. Matthews brings to the Company’s Board of Directors extensive experience in strategic marketing and sales with over 30 years of experience as a senior business leader in marketing and merchandising at large public companies and valuable expertise in compensation programs and strategy. Mr. Matthews is director emeritus of Sunoco, Toys ‘R’ Us and Federated Department Stores and a trustee emeritus at the American Museum of Natural History. Mr. Matthews previously served on the Board of Directors of Finlay Fine Jewelry Corporation and Finlay Enterprises, Inc. In 2005, Mr. Matthews was named as one of eight outstanding directors by the Outstanding Directors Exchange (an annual award voted on by peer directors and awarded to an outstanding director for the key role he played during a crisis, a business transformation or a turnaround).

MARK E. MLOTEK has been with the Company for 16 years (since 1994), in his current position as our Executive Vice President, Corporate Business Development for six years (since 2004) and as a director for 15 years (since 1995). Prior to his current position, Mr. Mlotek was Senior Vice President of Corporate Business Development from 2000 to 2004 and Vice President, General Counsel and Secretary from 1994 to 1999. Prior to joining us, Mr. Mlotek was a partner in the law firm of Proskauer Rose LLP, the Company’s principal law firm and one of the largest firms in the nation, specializing in mergers and acquisitions, corporate reorganizations and tax law from 1989 to 1994. As the Company continues to grow through strategic acquisitions, the Board of Directors values Mr. Mlotek’s extensive legal, merger and acquisition and business development experience as well as his drive for innovation and entrepreneurial spirit. Mr. Mlotek also manages the Company’s important supplier partnership arrangements and strategic planning function.

STEVEN PALADINO has been with the Company for 23 years (since 1987), in his current position as our Executive Vice President and Chief Financial Officer for 10 years (since 2000) and as a director for 18 years (since 1992). Prior to holding his current position, Mr. Paladino was Senior Vice President and Chief Financial Officer from 1993 to 2000, from 1990 to 1992 Mr. Paladino served as Vice President and Treasurer and from 1987 to 1990 served as Corporate Controller. Before joining us, Mr. Paladino was employed as a public accountant for seven years, most recently with the international accounting firm of BDO Seidman. Mr. Paladino is a Certified Public Accountant. Mr. Paladino brings to the Company’s Board of Directors extensive financial, accounting and industry expertise. Mr. Paladino’s responsibilities with the Company include the corporate oversight and strategic direction of business units as well as direct responsibility for corporate financial services. These corporate financial services include financial reporting, financial planning, treasury, investor relations, internal audit and taxation. Mr. Paladino also has responsibility for Henry Schein Financial Services which provides financial business solutions to our customers and also works with the corporate business development group on mergers and acquisition activities. Mr. Paladino’s skills in corporate finance and accounting, the depth and breadth of his exposure to complex financial issues and his long-standing relationships with the financial community are valued by the Board of Directors.

BRADLEY T. SHEARES, PH.D has been a director since January 2010. Dr. Sheares served as Chief Executive Officer of Reliant Pharmaceuticals, Inc., from January 2007 through its acquisition by GlaxoSmithKline plc in December 2007. Prior to joining Reliant, Dr. Sheares served as President of U.S. Human Health, Merck & Co. from March 2001 until July 2006. As a member of Merck’s management committee, Dr. Sheares had responsibility for formulating global business strategies, operations management and the development and implementation of corporate policies. He is also a director of Honeywell International, The Progressive Corporation and Covance Inc. and is a member of the compensation committee of all three companies. As the former CEO of Reliant Pharmaceuticals and with 20 years in the pharmaceutical industry (a segment of our medical and veterinary businesses), Dr. Sheares brings to the Company’s Board of Directors extensive healthcare knowledge and experience in sales, marketing, brand management, research and development, complex regulatory and legal issues, risk management and mergers and acquisitions. As a director of numerous other public companies, Dr. Sheares has been involved in succession planning, compensation, employee management and the evaluation of acquisition opportunities. Dr. Sheares previously served on the board of IMS Health Incorporated.

LOUIS W. SULLIVAN, M.D. has been a director for seven years (since 2003). Dr. Sullivan is President Emeritus of Morehouse School of Medicine. From 1981 to 1989 and from 1993 to 2002, Dr. Sullivan was President of Morehouse School of Medicine. From 1989 to 1993, Dr. Sullivan served as U.S. Secretary of Health and Human Services. Dr. Sullivan currently serves as Chairman of the Board of Directors of BioSante Pharmaceuticals, Inc. (Chair of its audit and finance committee, nominating and corporate governance committee and scientific review committee) and serves on the Board of Directors of United Therapeutics Corporation and Emergent BioSolutions

Inc. (Chair of the nominating and corporate governance committee and a member of its audit committee). As the Company continues to develop relationships with medical, dental and veterinary universities and seeks to be awarded governmental bids, Dr. Sullivan’s extensive experience in government and governmental relations, in-depth knowledge of healthcare and healthcare policy and an inside view of healthcare in academia is extremely beneficial to the Board of Directors. Dr. Sullivan served as Chair of the President’s Commission on Historically Black Colleges and Universities from 2002-2009, and was Co-chair of the President’s Commission on HIV and AIDS from 2001-2006. Dr. Sullivan is the founding dean of Morehouse School of Medicine and the founding president of the Association of Minority Health Professions Schools and is a member of the boards of numerous charitable organizations. Dr. Sullivan is the recipient of more than 50 honorary degrees. Dr. Sullivan previously served on the Board of Directors of Bristol-Myers Squibb Company, General Motors, 3M Company, CIGNA Corporation, Inhibitex, Inc. and Equifax Inc.

THE AFFIRMATIVE VOTE OF THE HOLDERS OF A PLURALITY OF THE OUTSTANDING SHARES OF COMMON STOCK PRESENT IN PERSON OR REPRESENTED BY PROXY AND ENTITLED TO VOTE ON THIS MATTER AT THE ANNUAL MEETING IS REQUIRED TO APPROVE THE PROPOSED NOMINEES FOR DIRECTOR. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSED NOMINEES FOR DIRECTOR.

CORPORATE GOVERNANCE

Board of Directors Meetings and Committees

During the fiscal year ended December 26, 2009 (“fiscal 2009”), the Board of Directors held seven meetings. The Board of Directors has an Audit Committee, Compensation Committee, Nominating and Governance Committee and a Strategic Advisory Committee. During fiscal 2009, the Audit Committee held four meetings, the Compensation Committee held nine meetings, the Nominating and Governance Committee held two meetings and the Strategic Advisory Committee held four meetings. During fiscal 2009, each director attended 100% of the meetings of the Board of Directors and committees on which such directors served. Each of the committees of the Board of Directors acts pursuant to a separate written charter adopted by the Board of Directors.

Independent Directors

The Board of Directors has affirmatively determined that Messrs. Alperin, Brons, Kabat, Laskawy and Matthews, Ms. Mashima and Drs. Hamburg (who voluntarily resigned from the Board of Directors on May 19, 2009), Sheares and Sullivan are “independent,” as defined under Rule 5605(a)(2) of The Nasdaq Stock Market (“Nasdaq”). In determining Ms. Mashima’s independence, the Board of Directors considered her significant other’s employment with the Company’s independent registered public accounting firm. He is a non-audit principal of such firm.

Independent directors, as defined under Nasdaq’s Rule 5605(a)(2), meet at regularly scheduled executive sessions without members of Company management present.

Audit Committee

The Audit Committee currently consists of Messrs. Kabat (Chairman), Alperin and Laskawy. All of the members of the Audit Committee are independent directors as defined under Nasdaq’s Rule 5605(a)(2). The Board of Directors has determined that each of the members of the Audit Committee are “audit committee financial experts,” as defined under the rules of the Securities and Exchange Commission (“SEC”) and, as such, each satisfy the requirements of Nasdaq’s Rule 5605(c)(2)(A).

The Audit Committee oversees (i) our accounting and financial reporting processes, (ii) our audits and (iii) the integrity of our financial statements on behalf of the Board of Directors, including the review of our consolidated financial statements and the adequacy of our internal controls. In fulfilling its responsibility, the Audit Committee has direct and sole responsibility, subject to stockholder approval, for the appointment, compensation, oversight and termination of the independent registered public accounting firm for the purpose of preparing or issuing an audit report or related work. Additionally, the Audit Committee oversees those aspects of risk management and legal and regulatory compliance monitoring processes, which may impact our financial reporting. The Audit Committee meets at least four times each year and periodically meets separately with our management, internal auditor and the independent registered public accounting firm to discuss the results of their audit or review of the Company’s consolidated financial statements, their evaluation of our internal controls, the overall quality of the Company’s financial reporting, our critical accounting policies and to review and approve any related party transactions. We maintain procedures for the receipt, retention and the handling of complaints, which the Audit Committee established. The Audit Committee operates under a charter available on our Internet website at www.henryschein.com, under the About Henry Schein-Corporate Governance caption.

Compensation Committee

The Compensation Committee currently consists of Messrs. Alperin (Chairman), Kabat and Matthews. The Compensation Committee reviews and approves (i) all incentive and equity-based compensation plans in which officers or employees may participate, (ii) the Company’s employee and executive benefits plans, and all related policies, programs and practices and (iii) arrangements with executive officers relating to their employment relationships with the Company, including, without limitation, employment agreements, severance agreements, supplemental pension or savings arrangements, change in control agreements and restrictive covenants. In addition, the Compensation Committee has overall responsibility for evaluating and approving the Company’s compensation and benefit plans, policies and programs. Each member of the Compensation Committee is an independent director as defined under Nasdaq’s Rule 5605(a)(2), “non-employee director” as defined under the SEC’s rules and “outside director” as defined under Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”). The Compensation Committee may form subcommittees, consisting of members of the committee, and delegate authority to such subcommittees as it deems appropriate. The Compensation Committee operates under a charter available on our Internet website at www.henryschein.com, under the About Henry Schein-Corporate Governance caption.

Use of Outside Advisors

In making its determinations with respect to executive compensation, the Compensation Committee has historically engaged the services of an independent compensation consultant, Pearl Meyer & Partners. Pearl Meyer & Partners has also assisted the Compensation Committee with several special projects, including advice on director compensation and the Company’s Long-Term Incentive Program (“LTIP”).

The Compensation Committee retains Pearl Meyer & Partners directly, although in carrying out assignments, Pearl Meyer & Partners also interacts with Company management when necessary and appropriate in order to obtain compensation and performance data for the executives and the Company. In addition, Pearl Meyer & Partners may, in its discretion, seek input and feedback from management regarding its consulting work product prior to presentation to the Compensation Committee in order to confirm alignment with the Company’s business strategy, identify data questions or other similar issues, if any, prior to presentation to the Compensation Committee.

The Compensation Committee annually reviews competitive compensation data prepared by Towers Watson (formerly Towers Perrin), a professional services/human resource consulting company which provides a number of services to the Company.

The Compensation Committee has the authority to retain, terminate and set the terms of its relationship with any outside advisors who assist the Committee in carrying out its responsibilities.

Nominating and Governance Committee

The Nominating and Governance Committee currently consists of Messrs. Laskawy (Chairman) and Alperin and Dr. Sullivan. The purpose of the Nominating and Governance Committee is to identify individuals qualified to become Board of Directors members, recommend to the Board of Directors the persons to be nominated by the Board of Directors for election as directors at the annual meeting of stockholders, determine the criteria for selecting new directors and oversee the evaluation of the Board of Directors. In addition, the Nominating and Governance Committee reviews and reassesses our corporate governance procedures and practices and recommends any proposed changes to the Board of Directors for its consideration. All of the members of the Nominating and Governance Committee are independent directors as defined under Nasdaq’s Rule 5605(a)(2). The Nominating and Governance Committee operates under a charter available on the Company’s Internet website at www.henryschein.com, under the About Henry Schein-Corporate Governance caption.

The Nominating and Governance Committee will consider for nomination to the Board of Directors candidates suggested by stockholders, provided that such recommendations are delivered to the Company, together with the information required to be filed in a proxy statement with the SEC regarding director nominees and each such nominee’s consent to serve as a director if elected, no later than the deadline for submission of stockholder proposals. Our policy is to consider nominations to the Board of Directors from stockholders who comply with the procedures set forth in the Company’s Amended and Restated Certificate of Incorporation, as amended, for nominations at the Company’s Annual Meeting of Stockholders and to consider such nominations using the same criteria it applies to evaluate nominees recommended by other sources. To date, we have not received any recommendations from stockholders requesting that the Nominating and Governance Committee consider a candidate for inclusion among the Committee’s slate of nominees in the Company’s proxy statement.

In evaluating director nominees, the Nominating and Governance Committee currently considers the following factors:

•	the needs of the Company with respect to the particular talents, expertise and diversity of its directors;

•	the knowledge, skills, reputation and experience of nominees, in light of prevailing business conditions and the knowledge, skills and experience already possessed by other members of the Board of Directors;

•	familiarity with businesses similar or analogous to the Company; and

•	experience with accounting rules and practices, and corporate governance principles.

The Nominating and Governance Committee, in accordance with its charter, seeks to create a Board of Directors that is strong in its collective knowledge and has a diversity of not only skills and experience, but also diversity in gender, culture and geography. The Nominating and Governance Committee assesses the effectiveness of its diversity policies by annually reviewing the nominees for director to the Company’s Board of Directors to determine if such nominees satisfy the Company’s then-current needs. The Nominating and Governance Committee determined that the nominees for election at the Annual Meeting to serve as directors satisfy the Company’s current needs.

The Nominating and Governance Committee may also consider such other factors that it deems are in the best interests of the Company and its stockholders.

The Nominating and Governance Committee identifies nominees by first evaluating the current members of the Board of Directors willing to continue in service. Current members of the Board of Directors with skills and experience that are relevant to the Company’s business and who are willing to continue in service are considered for re-nomination, balancing the value of continuity of service by existing members of the Board of Directors with that of obtaining a new perspective. If any member of the Board of Directors does not wish to continue in service or if the Nominating and Governance Committee or the Board of Directors decides not to re-nominate a member for re-election, the Nominating and Governance Committee identifies the desired skills and experience of a new nominee, and discusses with the Board of Directors suggestions as to individuals that meet the criteria. In addition, the Nominating and Governance Committee has the authority to retain third party search firms to evaluate or assist in identifying or evaluating potential nominees.

With the goal of increasing the effectiveness of the Board of Directors and its relationship to management, the Nominating and Governance Committee evaluates the Board of Director’s performance as a whole. The evaluation process, which occurs at least annually, includes a survey of the individual views of all directors, which are then shared with the full Board of Directors. In addition, each of the committees of the Board of Directors performs a similar annual self-evaluation.

Strategic Advisory Committee

The Strategic Advisory Committee currently consists of Messrs. Matthews (Chairman), Brons and Laskawy, Ms. Mashima and Drs. Sheares and Sullivan. The purpose of the Strategic Advisory Committee is to provide advice to the Board of Directors and to our management regarding the monitoring and implementation of our corporate strategic plan, as well as general strategic planning. All of the members of the Strategic Advisory Committee are independent directors as defined under Nasdaq’s Rule 5605(a)(2). The Strategic Advisory Committee operates under a charter available on our Internet website at www.henryschein.com, under the About Henry Schein-Corporate Governance caption.

Board of Directors’ Leadership Structure

Since 1989, the Company has employed a traditional board leadership model, with our Chief Executive Officer also serving as Chairman of our Board of Directors. We believe this traditional leadership structure benefits our Company. A combined Chairman/CEO role helps provide strong, unified leadership for our management team and Board of Directors. Our customers, stockholders, suppliers and other business partners have always viewed our Chairman/CEO as a visionary leader in our industry, and we believe that having a single leader for the Company is good for our business. Accordingly, we believe a combined Chairman/CEO position is the best governance model for our Company and our stockholders.

Of the eight independent directors currently serving on our Board of Directors, all have demonstrated leadership in large enterprises and are familiar with board processes.

Our Board of Directors’ committees, each comprised solely of independent directors and each with a separate Chairman, are the Audit, Compensation, Nominating and Governance and Strategic Advisory Committees. The Chairman of the Audit Committee oversees the accounting and financial reporting processes, legal and compliance matters relating to financial reporting, and the Company’s risk management processes. The Chairman of the Compensation Committee oversees the annual performance evaluation of our Chairman/CEO and senior management. The Chairman of the Nominating and Governance Committee monitors matters such as the composition of the Board of Directors and its committees, Board performance and “best practices” in corporate governance and is also responsible for overseeing succession planning. The Chairman of the Strategic Advisory Committee oversees and monitors the implementation of our corporate strategic plan as well as general strategic planning.

Our directors bring a broad range of leadership experience to the boardroom and regularly contribute to the thoughtful discussion involved in effectively overseeing the business and affairs of the Company. We believe the atmosphere of our Board of Directors is collegial, that all Board members are well engaged in their responsibilities, and that all Board members express their views and consider the opinions expressed by other directors. We do not believe that appointing an independent Board Chairman, or a lead or presiding director, would improve the performance of the Board of Directors. In contrast, we believe that a hierarchical structure may inhibit all directors from fully engaging in Board activities.

The Board of Directors is responsible for selecting the Chairman/CEO. The Chairman/CEO establishes the agendas for each Board of Directors meeting and presides at Board of Directors and stockholder meetings. Pursuant to our governance guidelines, the Chairman of our Nominating and Governance Committee is responsible for coordinating the activities of the independent directors and has the authority to convene meetings of the independent directors of the Board of Directors, to set agendas for such meetings and to conduct and report on such meetings. The Chairman of the Nominating and Governance Committee takes input from the other independent directors when setting the agenda for the independent sessions. After the session, he acts as a liaison between the independent directors and the Chairman/CEO. We also have a mechanism for stockholders to communicate directly with non-management directors as a group or with any individual director.

On an annual basis, as part of our governance review and succession planning, the Nominating and Governance Committee evaluates our leadership structure to ensure that it remains the optimal structure for our Company and our stockholders. We recognize that different board of directors’ leadership structures may be appropriate for companies with different histories and cultures, as well as companies with varying sizes and performance characteristics. We believe our current leadership structure — where our CEO serves as Chairman of the Board of Directors, our Board is comprised of experienced independent directors, our Board committees are led by independent directors and our independent directors hold regular meetings in executive session — is most appropriate and remains the optimal structure for our Company and our stockholders and has contributed to our Company’s compounded growth rates for sales and net income since becoming a public company in 1995.

Board of Directors’ Role in Oversight of Risk

Risk oversight is provided by a combination of our full Board of Directors and by the Board’s committees (the Audit, the Compensation, the Nominating and Governance and the Strategic Advisory Committees, each of which is made up entirely of independent directors). The Audit Committee takes the lead risk oversight role, focusing primarily on risk management related to monitoring and controlling the Company’s financial risks (i.e., the Committee oversees those aspects of risk management and legal and regulatory compliance monitoring processes, which may impact the Company’s financial reporting) as well as related to financial accounting and reporting risks. The Compensation Committee focuses primarily on human capital matters such as executive compensation plans and executive agreements. The Nominating and Governance Committee focuses on succession planning, director nomination criteria and candidate identification as well as on evaluation of our corporate governance procedures and practices including performance evaluation of our Board of Directors and executive management. Finally, the

Strategic Advisory Committee focuses primarily on the Company’s strategic and business development plans including the risks associated with those plans.

Additionally, the Company holds periodic Risk Summits, where the Company’s management team discusses a wide range of risks that may impact the Company. The Risk Summit is attended by members of the Board of Directors.

The Company’s Executive Management Committee has responsibility to oversee and to actively manage material risks to the Company (including, without limitation, strategic, development, business, operational, human, financial and regulatory risks) as an integral part of the Company’s business planning, succession planning and management processes. Various members of the management team provide reports to the Audit Committee on select risk management topics periodically throughout the year and the Chairman of the Audit Committee reports on these topics to the full Board of Directors.

The Company’s management has a longstanding commitment to employing and imbedding sound risk management practices and disciplines into its business planning and management processes throughout the Company to better enable achievement of the Company’s strategic, business, operational, financial and compliance objectives as well as to achieve and maintain a competitive advantage in the marketplace.

Stockholder Communications

Stockholders who wish to communicate with the Board of Directors may do so by writing to the Corporate Secretary of the Company at Henry Schein, Inc., 135 Duryea Road, Melville, New York 11747. The office of the Corporate Secretary will receive the correspondence and forward it to the Chairman of the Nominating and Governance Committee or to any individual director or directors to whom the communication is directed, unless the communication is unduly hostile, threatening, illegal, does not reasonably relate to the Company or its business or is similarly inappropriate.

Our policy is to encourage our Board of Directors’ members to attend the Annual Meeting of Stockholders, and all of our directors standing for election attended the 2009 Annual Meeting of Stockholders.

Corporate Governance Guidelines

The Board of Directors has adopted Corporate Governance Guidelines, a copy of which is available on our Internet website at www.henryschein.com, under the About Henry Schein-Corporate Governance caption. Our Corporate Governance Guidelines address topics such as (i) role of the Board of Directors, (ii) director responsibilities, (iii) Board of Directors’ composition, (iv) definition of independence, (v) committees, (vi) selection of Board of Directors nominees, (vii) orientation and continuing education of directors, (viii) executive session of independent directors, (ix) management development and succession planning, (x) Board of Directors’ compensation, (xi) attendance of directors at the Annual Meeting of Stockholders, (xii) Board of Directors access to management and independent advisors, (xiii) annual evaluation of Board of Directors and committees, (xiv) submission of director resignations and (xv) communicating with the Board of Directors.

Among other things, the Company’s Corporate Governance Guidelines provide that it is the Board of Directors’ policy to periodically review issues related to the selection and performance of the Chief Executive Officer. At least annually, the Chief Executive Officer must report to the Board of Directors on the Company’s program for management development and on succession planning. In addition, the Board of Directors and Chief Executive Officer shall periodically discuss the Chief Executive Officer’s recommendations as to a successor in the event of the sudden resignation, retirement or disability of the Chief Executive Officer.

The Company’s Corporate Governance Guidelines also provide that it is the Board of Directors’ policy that, in light of the increased oversight and regulatory demands facing directors, directors must be able to devote sufficient time to carrying out their duties and responsibilities effectively. Accordingly, directors should not serve on more than five other boards of public companies in addition to the Company’s Board of Directors.

Code of Business Conduct and Ethics

In addition to our Worldwide Business Standards applicable to all employees, we have adopted a Code of Business Conduct and Ethics that applies to our Chief Executive Officer, Chief Financial Officer, Controller (if any) and Vice President of Corporate Finance (if any) or persons performing similar functions. The Code of Business Conduct and Ethics is posted on our Internet website at www.henryschein.com, under the About Henry Schein-Corporate Governance caption. We intend to disclose on our website any amendment to, or waiver of, a provision of the Code of Business Conduct and Ethics that applies to the Chief Executive Officer, Chief Financial Officer, Controller (if any) and Vice President of Corporate Finance (if any) or persons performing similar functions.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table presents certain information regarding beneficial ownership of our common stock as of March 12, 2010 by (i) each person we know is the beneficial owner of more than 5% of the outstanding shares of common stock, (ii) each director of the Company, (iii) each nominee for director of the Company, (iv) our Chief Executive Officer, our Chief Financial Officer and each of the other three most highly paid executive officers serving as of December 26, 2009 (the “Named Executive Officers”) and (v) all directors and executive officers as a group.

	Shares Beneficially Owned
		Percent of
Names and Addresses[1]	Number	Class

Barry J. Alperin[2]	105,050	*
Gerald A. Benjamin[3]	182,354	*
Stanley M. Bergman[4]	1,210,747	1.3%
James P. Breslawski[5]	415,528	*
Paul Brons[6]	33,225	*
Donald J. Kabat[7]	99,256	*
Stanley Komaroff[8]	188,197	*
Philip A. Laskawy[9]	101,344	*
Karyn Mashima[10]	7,300	*
Norman S. Matthews[11]	117,116	*
Mark E. Mlotek[12]	170,015	*
Steven Paladino[13]	299,839	*
Bradley T. Sheares, Ph.D	0	*
Louis W. Sullivan, M.D.[14]	77,838	*
BlackRock, Inc.[15]	5,195,629	5.7%
FMR LLC[16]	10,488,156	11.6%
T. Rowe Price Associates, Inc.[17]	12,746,676	14.0%
Directors and Executive Officers as a Group (19 persons)[18]	3,538,467	3.9%

* Represents less than 1%.

1 Unless otherwise indicated, the address for each person is c/o Henry Schein, Inc., 135 Duryea Road, Melville, New York 11747.

2 Represents (i) 5,590 shares owned directly and over which he has sole voting and dispositive power, (ii) 3,730 shares of restricted common stock, (iii) outstanding options to purchase 93,241 shares that either are exercisable or will become exercisable within 60 days and (iv) 2,489 shares of the Company held in his Non-Employee Director Deferred Compensation Plan account.

3 Represents (i) 16,338 shares owned directly and over which he has sole voting and dispositive power, (ii) 23,687 shares of restricted common stock, (iii) outstanding options to purchase 139,647 shares that either are exercisable or will become exercisable within 60 days and (iv) 2,682 shares of the Company held in a 401(k) Plan account.

4 Represents (i) 22,736 shares that Mr. Bergman owns directly and over which he has sole voting and dispositive power, (ii) 37,900 shares of restricted common stock, (iii) outstanding options to purchase 84,211 shares that either are exercisable or will become exercisable within 60 days, (iv) 4,199 shares of the Company held in a 401(k) Plan account, (v) 1,056,461 shares over which Marion Bergman, Mr. Bergman’s wife, and Lawrence O. Sneag have shared voting and dispositive power as co-trustees of the Stanley M. Bergman Continuing Trust dated September 15, 1994, (vi) 4,817 shares over which Mr. Bergman’s sons have shared voting and dispositive power as trustees of a trust for the benefit of a third party, wherein Mr. Bergman is the grantor and (vii) 423 shares owned indirectly by Mr. Bergman’s wife over which Mr. Bergman has shared voting and dispositive power. Mr. Bergman disclaims beneficial ownership with respect to the 4,817 shares held in trust by his sons for the benefit of a third party.

5 Represents (i) 112,595 shares owned directly and over which he has sole voting and dispositive power, (ii) 28,424 shares of restricted common stock, (iii) outstanding options to purchase 271,260 shares that either are exercisable or will become exercisable within 60 days and (iv) 3,249 shares of the Company held in a 401(k) Plan account.

6 Represents (i) 1,984 shares owned directly and over which he has sole voting and dispositive power and (ii) outstanding options to purchase 31,241 shares that either are exercisable or will become exercisable within 60 days.

7 Represents (i) 1,590 shares owned directly and over which he has sole voting and dispositive power, (ii) 3,730 shares of restricted common stock, (iii) 2,000 shares held indirectly over which Mr. Kabat and his wife are co-trustees for the benefit of his wife and over which Mr. Kabat has shared voting and dispositive power, (iv) outstanding options to purchase 90,241 shares that either are exercisable or will become exercisable within 60 days and (v) 1,695 shares of the Company held in his Non-Employee Director Deferred Compensation Plan account.

8 Represents (i) 10,450 shares owned directly and over which he has sole voting and dispositive power, (ii) 23,687 shares of restricted common stock, (iii) outstanding options to purchase 153,897 shares that either are exercisable or will become exercisable within 60 days and (iv)163 shares of the Company held in a 401(k) Plan account.

9 Represents (i) 2,121 shares owned directly and over which he has sole voting and dispositive power, (ii) 3,730 shares of restricted common stock, (iii) 4,000 shares owned indirectly by Mr. Laskawy’s wife over which he has shared voting and dispositive power, (iv) outstanding options to purchase 81,241 shares that either are exercisable or will become exercisable within 60 days and (v) 10,252 shares of the Company held in his Non-Employee Director Deferred Compensation Plan account.

10 Represents (i) 550 shares owned directly and over which she has sole voting and dispositive power, (ii) 2,003 shares of restricted common stock, (iii) outstanding options to purchase 2,246 shares that either are exercisable or will become exercisable within 60 days, and (iv) 2,501 shares of the Company held in her Non-Employee Director Deferred Compensation Plan account.

11 Represents (i) 11,921 shares owned directly and over which he has sole voting and dispositive power, (ii) 3,730 shares of restricted common stock, (iii) 9,400 shares owned indirectly by Mr. Matthews’ wife, Peter Banks and Harold Tanner as trustees of a trust for the benefit of Mr. Matthews’ wife over which he has shared voting and dispositive power, (iv) outstanding options to purchase 81,241 shares that either are exercisable or will become exercisable within 60 days and (v) 10,824 shares of the Company held in his Non-Employee Director Deferred Compensation Plan account.

12 Represents (i) 10,250 shares owned directly and over which he has sole voting and dispositive power, (ii) 23,687 shares of restricted common stock, (iii) 800 shares owned indirectly by Mr. Mlotek’s children over which he has shared voting and dispositive power, (iv) outstanding options to purchase 133,447 shares that either are exercisable or will become exercisable within 60 days and (v) 1,831 shares of the Company held in a 401(k) Plan account.

13 Represents (i) 22,319 shares owned directly and over which he has sole voting and dispositive power, (ii) 23,687 shares of restricted common stock, (iii) outstanding options to purchase 250,697 shares that either are exercisable or will become exercisable within 60 days and (iv) 3,136 shares of the Company held in a 401(k) Plan account.

14 Represents (i) 2,621 shares owned directly and over which he has sole voting and dispositive power, (ii) 3,730 shares of restricted common stock, (iii) outstanding options to purchase 65,741 shares that either are exercisable or will become exercisable within 60 days and (iv) 5,746 shares of the Company held in his Non-Employee Director Deferred Compensation Plan account.

15 The principal office of BlackRock, Inc. is 40 East 52nd Street, New York, New York 10022. The foregoing information regarding the stock holdings of BlackRock, Inc. is based on a Schedule 13G filed by BlackRock, Inc. with the SEC on January 29, 2010.

16 The principal office of FMR LLC is 82 Devonshire Street, Boston, Massachusetts 02109. The foregoing information regarding the stock holdings of FMR LLC and its affiliates is based on an amended Schedule 13G filed by FMR LLC with the SEC on February 16, 2010.

17 The principal office of T. Rowe Price Associates, Inc. (“Price Associates”) is 100 East Pratt Street, Baltimore, Maryland 21202. These securities are owned by various individual and institutional investors which Price Associates serves as investment adviser with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, as amended, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities. The foregoing information regarding the stock holdings of Price Associates and its affiliates is based on an amended Schedule 13G filed by Price Associates with the SEC on February 12, 2010.

18 Includes (i) with respect to all directors and Named Executive Officers, (a) 1,474,340 shares, directly or indirectly, beneficially owned, including restricted common stock, (b) 48,767 shares of the Company held in 401(k) Plan accounts and in Non-Employee Director Deferred Compensation Plan accounts, as applicable and (c) outstanding options to purchase 1,478,351 shares that either are exercisable or will become exercisable within 60 days; and (ii) with respect to all executive officers that are not Named Executive Officers or directors, (a) 115,611 shares, directly or indirectly, beneficially owned, including restricted common stock, (b) 6,778 shares of the Company held in 401(k) Plan accounts and (c) outstanding options to purchase 414,620 shares that either are exercisable or will become exercisable within 60 days.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Our executive officers and directors are required under the Securities Exchange Act of 1934 (the “Exchange Act”) to file reports of ownership of common stock of the Company with the SEC. Copies of those reports must also be furnished to the Company. Based solely on a review of the copies of reports furnished to the Company and written representations that no other reports were required, the Company believes that during fiscal 2009 the executive officers and directors of the Company timely complied with all applicable filing requirements, except that due to a technical administrative error, one report filed on behalf of Mr. Komaroff covering two transactions, which was attempted to be timely filed on March 3, 2009 but was inadvertently filed as a test filing, was not officially filed as a live filing until March 11, 2009.

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Objectives and Strategy

The Company’s executive officer compensation program is designed to attract and retain the caliber of officers needed to ensure the Company’s continued growth and profitability and to reward them for their performance, the Company’s performance and for creating long term value for stockholders. The primary objectives of the program are to:

•	align rewards with performance that creates stockholder value;

•	support the Company’s strong team orientation;

•	encourage high potential team players to build a career at the Company; and

•	provide rewards that are cost-efficient, competitive with other organizations and fair to employees and stockholders.

The Company’s executive compensation programs are approved and administered by the Compensation Committee of the Board of Directors. Working with management and outside advisors, the Compensation Committee has developed a compensation and benefits strategy that rewards performance, promotes appropriate conduct, and reinforces a culture that the Compensation Committee believes will drive long-term success.

The compensation program rewards team accomplishments while promoting individual accountability. The executive officer compensation program depends, in significant measure, on Company results, but business unit results and individual accomplishments are also very important factors in determining each executive’s compensation. The Company has a robust planning and goal-setting process that is fully integrated into the compensation system, enhancing a strong relationship between individual efforts, Company results and financial rewards.

A major portion of total compensation is placed at risk through annual and long-term incentives. As shown in the Summary Compensation Table, in 2009 the sum of restricted stock awards, options, non-equity incentive plan compensation (annual incentive awards) and bonus, if any, represented between 65.8% and 69.5% of the total compensation for the Named Executive Officers. The combination of incentives is designed to balance annual operating objectives and Company earnings performance with longer-term stockholder value creation.

We seek to provide competitive compensation that is commensurate with performance. We target compensation at the median of the market, and calibrate both annual and long-term incentive opportunities to generate less-than-median awards when goals are not fully achieved and greater-than-median awards when goals are exceeded.

We seek to promote a long-term commitment to the Company by our senior executives. We believe that there is great value to the Company in having a team of long-tenure, seasoned managers. Our team-focused culture and management processes are designed to foster this commitment. The vesting schedules attached to restricted stock and option awards reinforce this long-term orientation.

Role of the Compensation Committee

General

The Compensation Committee provides overall guidance for our executive compensation policies and determines the amounts and elements of compensation for our executive officers. The Compensation Committee’s function is more fully described in its charter which has been approved by our Board of Directors. The charter is available on our Internet website at www.henryschein.com, under the About Henry Schein-Corporate Governance caption.

When considering decisions concerning the compensation of our executive officers, other than the Chief Executive Officer, the Compensation Committee asks for Mr. Bergman’s recommendations, including his detailed evaluation of each executive’s performance.

Use of Outside Advisors

In making its determinations with respect to executive compensation, the Compensation Committee has historically engaged the services of Pearl Meyer & Partners, an independent compensation consultant. Pearl Meyer & Partners performs no services for the Company or Company’s management.

Compensation Structure

Pay Elements – Overview

The Company utilizes four main components of compensation:

•	Base Salary – fixed pay that takes into account an individual’s role and responsibilities, experience, expertise and individual performance;

•	Annual Incentive Compensation – variable pay that is designed to reward attainment of annual business goals, with target award goals generally expressed as a percentage of base salary;

•	Equity-Based Awards – stock-based awards including options, restricted stock and restricted stock units; and

•	Other Benefits and Perquisites – includes medical, dental and life insurance benefits, retirement savings, car allowances and, in the case of Mr. Bergman, certain additional services.

Pay Elements – Details

Base Salary

The Compensation Committee annually reviews executive officer salaries and makes adjustments as warranted based on individual responsibilities and performance, Company performance in light of market conditions and competitive practice. Salary adjustments are generally approved and implemented during the first quarter of the calendar year (typically in March). In January 2009, in light of the economic conditions, the Company announced a salary freeze at March 2008 levels for all employees (except in connection with certain promotions and contractual obligations), including the Named Executive Officers, for the period of March 2009 to March 2010. Additionally, the Company announced that it will continue to freeze the salaries for the Named Executive Officers at March 2008 levels for fiscal year 2010.

Annual Incentive Compensation

Annual incentive compensation for each of the Company’s executive officers is paid under the Performance Incentive Plan (“PIP”) for such year. The components of the PIP are designed to reward the achievement of pre-established corporate, business unit and individual performance goals. At the beginning of each year, the Chief Executive Officer recommends to the Compensation Committee which executive officers should participate in the PIP for that year and, following review and approval by the Compensation Committee, such officers are notified of their participation. The Chief Executive Officer recommends to the Compensation Committee the PIP’s performance goals and target payout for executive officers (other than himself), subject to the Compensation Committee’s review and approval, and determines such goals and target payout for participants who are not executive officers.

PIP awards for 2009 performance for the Named Executive Officers were established at the beginning of 2009. For the Named Executive Officers (other than Mr. Bergman), the performance goals under the 2009 PIP were based on (i) the Company’s 2009 earnings per share measured against pre-established standards, as may be adjusted pursuant to the terms of the 2009 PIP (the “2009 EPS Target”), (ii) achievement of financial goals in their respective business units (“Business Financial Goal”) and (iii) achievement of individual objectives (“Individual Performance Goal”). In January 2009, in light of the economic conditions, the Company announced that the target amount for 2009 PIP bonuses would remain unchanged from 2008 target PIP bonuses to all employees (except in connection with certain promotions and contractual obligations), including the Named Executive Officers, for fiscal year 2009.

The weight (as a percentage of the PIP target payout) for each component of the PIP awards for Messrs. Breslawski, Komaroff, Paladino and Mlotek are as follows:

•	Mr. Breslawski: Business Financial Goal of 55%; 2009 EPS Target of 30% and Individual Performance Goal of 15%;

•	Mr. Komaroff: Business Financial Goal of 10%; 2009 EPS Target of 50% and Individual Performance Goal of 40%;

•	Mr. Paladino: Business Financial Goal of 20%; 2009 EPS Target of 60% and Individual Performance Goal of 20%; and

•	Mr. Mlotek: Business Financial Goal of 10%; 2009 EPS Target of 40% and Individual Performance Goal of 50%.

In March 2009, the Compensation Committee set the 2009 EPS Target at $3.11, representing the target goal designed to result in a PIP award payout equal to 100%. Pursuant to the 2009 PIP, the Compensation Committee may (i) adjust the PIP goals for acquisitions and new business ventures not initially considered when developing the target, (ii) exclude from the calculation of the 2009 EPS items of gain, loss or expense related to the disposal of a business or discontinued operations, capital transactions undertaken by the Company during the fiscal year, the Company’s repurchase of any class of its securities during the fiscal year or changes in accounting principles or changes in applicable law or regulations and (iii) adjust the EPS target for items resulting from unforeseen events or facts and circumstances outside the Company’s control and may take into account the quality of earnings and/or circumstances of achievement when determining awards. Also, the Compensation Committee or the CEO (solely with respect to non-executive officers) may award all or a portion of a PIP award upon the attainment of any goals (including the applicable predefined goals). In addition, the Compensation Committee or the CEO (solely with respect to non-executive officers) may grant discretionary awards. To account for the impact of acquisitions, accounting changes and certain capital transactions that occurred in 2009, the Compensation Committee increased the 2009 EPS Target from $3.11 to $3.13. Our 2009 EPS from continuing operations was $3.21, which resulted in a payout of 172% of the EPS Target portion of the PIP award based on a pre-established weighted formula set by the Compensation Committee under the 2009 PIP.

The Compensation Committee believes that the Business Financial Goal and Individual Performance Goal are designed to motivate management to achieve challenging, but attainable goals for talented executives. The Compensation Committee sets the targets for PIP awards such that incentive compensation is paid at less-than-median of the market awards when Business Financial Goal or Individual Performance Goal are not fully achieved and greater-than-median awards when goals are exceeded. The maximum payout percentage under the PIP for all employees (including the Named Executive Officers) is 200% for the EPS Target and the Business Financial Goal and 115% for the Individual Performance Goal.

During the first quarter of 2010, the Chief Executive Officer reviewed the relevant financial and operating performance achievements of the Company and its business units, as well as the individual performance of the participating officers (other than himself), against the PIP performance goals that had been previously established, and submitted proposed PIP awards for the participating officers to the Compensation Committee for approval. There were no discretionary amounts paid under the PIP awards in 2009 for the Named Executive Officers.

PIP awards for the Named Executive Officers appear in the Summary Compensation Table in the column captioned “Non-Equity Incentive Plan Compensation.”

Mr. Bergman’s annual incentive award is based on pre-established performance goals set under the Company’s Section 162(m) Cash Bonus Plan and the PIP. Mr. Bergman’s 2009 award under the Section 162(m) Cash Bonus Plan was based on the Company’s 2009 EPS Target (weighted at 75% of his total award under both plans) and the average performance of the Company’s other executive officers with respect to their Business Financial Goal (weighted at 12 1/2% of his total award under both plans). Mr. Bergman’s 2009 award under the PIP was based on the average performance for Individual Performance Goal of the Company’s other executive officers (weighted at 12 1/2% of his total award under both plans).

The Compensation Committee determined that Mr. Bergman was eligible for a bonus under the Company’s Section 162(m) Cash Bonus Plan equal to $2,431,819 with respect to 2009 performance. In making its bonus determination, the Compensation Committee certified the achievement of the 2009 performance goals that were set in March 2009 and evaluated the Company’s 2009 EPS Target (as adjusted) and the average bonuses earned by the Company’s executive officers (including the Named Executive Officers) that related to the achievement of their objective Business Financial Goals as compared to their target bonus opportunities.

The Compensation Committee also determined that Mr. Bergman was eligible for a bonus under the 2009 PIP equal to $223,819 with respect to 2009 performance. In making such bonus determination, the Compensation Committee certified the achievement level of the average actual bonuses earned by the Company’s executive officers (including the Named Executive Officers) that relate to their objective Individual Performance Goals as compared to their target bonus goals. Such bonus was awarded based on the Company’s strong team-based approach and to further motivate Mr. Bergman to facilitate the individual performance of the Company’s executive officers.

Such achievements, under both the Section 162(m) Cash Bonus Plan and the 2009 PIP, generated a total bonus amount of $2,655,638. However, given the Company’s strong team-based approach, the Company’s general philosophy regarding executive compensation and current market conditions, Mr. Bergman suggested to the Compensation Committee that in determining his 2009 bonus it should consider reducing his bonus in line with the percentage received by the other Named Executive Officers compared with their prior year’s bonuses. (The 2009 PIP bonuses were, on average, 134% of the amounts payable to the Named Executive Officers (other than Mr. Bergman) with respect to their 2008 PIP bonus.) The Compensation Committee considered and accepted Mr. Bergman’s proposal and reduced Mr. Bergman’s 2009 bonus to $1,900,000 (136% of the amount Mr. Bergman received with respect to his 2008 PIP bonus). The decision to adjust the amount payable to Mr. Bergman is in no way a reflection on his performance, but instead reflects the strong team-based philosophy of management.

Equity-Based Awards

The Company and the Compensation Committee believe that equity-based awards are an important factor in aligning the long-term financial interest of the officers and stockholders. The Compensation Committee continually evaluates the use of equity-based awards and intends to continue to use such awards in the future as part of designing and administering the Company’s compensation program. Beginning March 2009, equity-based awards were granted solely in the form of restricted stock and restricted stock units. In 2006, 2007 and 2008, the Compensation Committee granted equity incentives with a mix of 50% options and 50% restricted stock or restricted stock units. The stated percentages were based on value, with values for options being based on the Black-Scholes option pricing model. Prior to 2006, the Compensation Committee granted equity incentives solely in the form of options. For all option awards, the exercise price has always been the grant date closing market price per share and a time-based vesting schedule has been generally used, vesting in four equal annual installments beginning on the first anniversary of the grant date, provided that no termination of service had occurred.

The current method of allocating the equity-based awards solely to restricted stock and restricted stock units is designed to use fewer shares while continuing to provide long-term incentives with a strong retention component to participants. Performance-based restricted stock and restricted stock units vest 100% on the third anniversary of the grant date (three year cliff vesting) and time-based restricted stock and restricted stock units vest 100% on the fourth anniversary of the grant date (four year cliff vesting), in each case provided that no termination of service had occurred. For all participants, other than executive officers, the restricted stock/units are allocated as 50% performance-based awards and 50% time-based awards. Mr. Bergman receives his awards of restricted stock as 100% performance-based awards. Executive officers (other than Mr. Bergman) receive 65% of their awards in the form of performance-based restricted stock and 35% of their awards in the form of time-based restricted stock. Except with respect to new hires, all grants are issued on the date they are approved by the Compensation Committee. In the case of new hires, grants are approved by the Compensation Committee for grant on the last business day of the fiscal quarter in which such grant was approved.

Awards of restricted stock and restricted stock units granted to the Named Executive Officers use performance-based vesting and vest at the end of three years if certain Company performance goals are met, provided that no termination of service has occurred. Performance goals are tied solely to growth of the Company’s diluted earnings per share (“EPS”). For 2006, 2007 and 2008, these performance goals were based on the Company’s long-term earnings growth objectives of earnings per share growth in the mid-teens (as a percentage) per year. For awards of performance-based restricted stock and restricted stock units granted in 2009 and 2010, we continue to tie the performance goals solely to the Company’s EPS but at lower growth rates to reflect economic conditions. On March 5, 2010, the performance-based restricted stock granted under the 2007 LTIP vested with an achievement of 99.7% of the EPS performance goal and a payout awarded in shares of Company common stock equal to 96.25% of the original number of shares granted and not otherwise forfeited. Although at the time the goal is set, it is substantially uncertain that the goal will be achieved, with respect to performance-based equity awards granted in 2008, given economic conditions and Company performance to date, it is anticipated that our executives will not earn the full target awards for that year’s grants. With respect to performance-based equity awards granted in 2009, given improving economic conditions and Company performance to date, it is anticipated that our executives will earn more than the full target awards for that year’s grant. Pursuant to the 2007, 2008 and 2009 LTIP, the Compensation Committee is required to (i) adjust the LTIP goals for acquisitions and new business ventures not initially considered when developing the target, (ii) exclude from the calculation of the 2009 EPS items of gain, loss or expense related to the disposal of a business or discontinued operations, capital transactions undertaken by the Company during the fiscal year, the Company’s repurchase of any class of its securities during the fiscal year or changes in accounting principles or changes in applicable law or regulations and (iii) adjust the EPS target for items of gain, loss or expense that are related to extraordinary, special, unusual or non-recurring items, events or circumstances affecting the Company. To account for the impact of acquisitions, accounting changes and certain capital transactions that occurred in 2009, the Compensation Committee decreased the three year EPS goal for the performance-based restricted stock granted in 2007 by 1.1%, decreased the three year EPS goal for the performance-based restricted stock granted in 2008 by 0.7% and increased the three year EPS goal for the performance-based restricted stock granted in 2009 by 0.6%.

In March 2009, in light of economic conditions, the Compensation Committee reduced the value of the equity-based awards for all participants receiving grants under the 1994 Stock Incentive Plan, including the Named Executive Officers, by 20% compared with the value of the equity-based awards given to such individuals in fiscal 2008 and in March 2010, the Compensation Committee determined that the value of such equity-based awards would remain consistent in value for the Named Executive Officers compared to the 2009 awards. Additionally, in March 2010, the Compensation Committee determined that 2010 LTIP awards of performance-based restricted stock would be capped at a maximum payout of 200%. Furthermore, based on a comparative review of similar companies, the Compensation Committee modified the vesting of equity grants made on or after March 2010 under the Company’s LTIP if termination of employment is due to retirement (solely with respect to restricted stock units), death, disability or change in control (as defined in the 1994 Stock Incentive Plan) to allow for pro-rated or accelerated vesting.

On March 10, 2010, Mr. Bergman was granted 17,133 performance-based restricted stock units (three year cliff vesting) with a grant date fair value of $960,000. Mr. Breslawski was granted 12,850 restricted stock units on March 10, 2010, (65% of which are performance-based with three year cliff vesting and 35% of which are time-based with four year cliff vesting) with a grant date fair value of $720,000. Each of Messrs. Paladino, Komaroff and Mlotek were granted 10,708 restricted stock units on March 10, 2010 (65% of which are performance-based with three year cliff vesting and 35% of which are time-based with four year cliff vesting) with a grant date fair value of $600,000. Each such grant was made under the Company’s 1994 Stock Incentive Plan.

Other Benefits and Perquisites

The Company’s executive compensation program also includes other benefits and perquisites. These benefits include annual matching contributions to executive officers’ 401(k) Plan accounts, annual allocations to the Company’s Supplemental Executive Retirement Plan (“SERP”) accounts, health benefits, automobile allowances and life insurance coverage. The Company annually reviews these other benefits and perquisites and makes adjustments as warranted based on competitive practices and the Company’s performance. In 2009, the Compensation Committee, effective January 1, 2010, increased the annual car allowance for those participating (including executive officers) from $18,000 per annum to $20,400 per annum. A portion of the administrative services provided to Mr. Bergman have been determined to be non-business related and such portion is included in his taxable income as additional compensation. The Compensation Committee has approved these other benefits and perquisites as a reasonable component of the Company’s executive officer compensation program in light of historical and competitive practices. (See the “All Other Compensation” column in the Summary Compensation Table.)

Pay Mix

We utilize the particular elements of compensation described above because we believe that it provides a well-proportioned mix of secure compensation, retention value and at-risk compensation which produces short-term and long-term performance incentives and rewards without encouraging inappropriate risk-taking by our executive officers. By following this approach, we provide the executive a measure of security with a minimum expected level of compensation, while motivating the executive to focus on business metrics that will produce a high level of short term and long-term performance for the Company and long-term wealth creation for the executive, as well as reducing the risk of recruitment of top executive talent by competitors. The mix of metrics used for our annual incentive program (i.e., the PIP and the Section 162(m) Cash Bonus Plan) and our annual LTIP likewise provides an appropriate balance between short-term financial performance and long-term financial and stock performance.

For executive officers, the mix of compensation is weighted heavily toward at-risk pay (annual incentives and long-term incentives). Maintaining this pay mix results fundamentally in a pay-for-performance orientation for our executives, which is aligned with our stated compensation philosophy of providing compensation commensurate with performance, while targeting pay at approximately the 50th percentile of the competitive market.

Pay Levels and Benchmarking

Pay levels for executive officers are determined based on a number of factors, including the individual’s roles and responsibilities within the Company, the individual’s experience and expertise, the pay levels for peers within the Company, pay levels in the marketplace for similar positions and performance of the individual and the Company as a whole. The Compensation Committee is responsible for approving pay levels for the executive officers. In determining the pay levels, the Compensation Committee considers all forms of compensation and benefits.

The Compensation Committee assesses “competitive market” compensation using a number of sources. One of the data sources used in setting competitive market levels for the executive officers is the information publicly disclosed by a peer group of the Company, which is reviewed annually and may change from year to year. The peer group of companies is set by the Compensation Committee and consists of companies engaged in the distribution and/or manufacturing of healthcare products or industrial equipment and supplies. The Compensation Committee determines the peer group of companies based on the following considerations, among other things: (i) Standard Industrial Classification or SIC codes; (ii) Global Industry Classification System or GICS; (iii) companies identified by Hoover’s, Inc. as our peer companies; (iv) companies listed as peers by our current list of peer companies and (v) company size, including, among other things size by market capitalization, revenue and number of employees. Based on such analysis, the Compensation Committee has determined the peer group of companies to be Dentsply International Inc., MSC Industrial Direct Co., Inc., Omnicare, Inc., Owens & Minor, Inc., Patterson Companies, Inc., PSS World Medical, Inc. and W.W. Grainger, Inc. At management’s direction, Towers Watson, a professional services/human resources consulting company, prepares the peer group analysis and comparative data for companies with revenues between $6 billion and $10 billion for the Company. This information is shared with the Compensation Committee and the Compensation Committee reviews such information with its independent compensation consultant, Pearl Meyers & Partners.

After consideration of the data collected on external competitive levels of compensation and internal relationships within the executive group, the Compensation Committee makes decisions regarding individual executives’ target total compensation goals based on the need to attract, motivate and retain an experienced and effective management team.

Relative to the competitive market data, the Compensation Committee generally intends that the base salary and target annual incentive compensation for each executive will be at the median of the competitive market.

As noted above, notwithstanding the Company’s overall pay positioning objectives, pay goals for specific individuals vary based on a number of factors such as scope of duties, tenure, institutional knowledge and/or difficulty in recruiting a new executive. Actual total compensation in a given year will vary above or below the target compensation levels based primarily on the attainment of operating goals and the creation of stockholder value.

Conclusion

The level and mix of compensation that is finally decided upon is considered within the context of both the objective data from our competitive assessment of compensation and performance, as well as discussion of the subjective factors as outlined above. The Compensation Committee believes that each of the compensation packages is within the competitive range of practices when compared to the objective comparative data even where subjective factors have influenced the compensation decisions.

Post Termination and Change in Control

The Company believes that a strong, motivated management team is essential to the best interests of the Company and its stockholders. To that end, we have employment agreements with Mr. Bergman and Mr. Komaroff and we have had change in control agreements with the Named Executive Officers, other than Mr. Bergman, since 2003. These agreements provide for certain payments to be made upon termination of employment under certain circumstances, including upon a change in control. See “Employment Agreements and Post Termination and Change in Control Arrangements” under “Executive and Director Compensation” for a discussion of these agreements.

Stock Ownership Policy

The Company believes that, to align the interests of the executive officers and directors of the Company with the stockholders of the Company, the executive officers and directors of the Company should have a financial stake in the Company. In March 2006, the Board of Directors adopted a policy requiring each executive officer to own, no later than three years from the effective date of the policy, equity in the Company equal to a minimum of three times such executive officer’s annual base salary. Newly appointed executive officers will have three years from the date of their appointment to comply with the stock ownership policy. The Board of Directors will evaluate whether exceptions should be made for any executive officer on whom this requirement would impose a financial hardship or for other appropriate reasons as determined by the Board of Directors. Equity includes: shares of any class of capital stock; shares of vested restricted stock; unexercised vested options; vested shares of common stock held in such executive officer’s 401(k) Plan account; warrants or rights to acquire shares of capital stock; and securities that are convertible into shares of capital stock; provided that an amount equal to at least 20% of such executive officer’s annual base salary, must be owned by such executive officer in the form of shares of common stock. The Stock Ownership Policy for non-employee directors of the Company is set forth under “Executive and Director Compensation-Director Compensation for Fiscal 2009-Stock Ownership Policy”.

Further, as a guideline, executive officers may only sell up to one-half of the equity value above the ownership requirement.

Impact of Tax and Accounting

As a general matter, the Compensation Committee considers the various tax and accounting implications of compensation vehicles employed by the Company.

When determining amounts of long-term incentive grants to executives and employees, the Compensation Committee examines the accounting cost associated with the grants. Under Financial Accounting Standards Board (FASB) Accounting Standards Codification (ASC) Topic 718, grants of options, restricted stock, restricted stock units and other share-based payments result in an accounting charge for the Company. The accounting charge is equal to the fair value of the instruments being issued. For restricted stock and restricted stock units, the cost is equal to the fair value of the stock on the date of grant multiplied by the number of shares or units granted. For options, the cost is equal to the Black-Scholes value on the date of grant multiplied by the number of shares or units granted. This expense is amortized over the requisite service period, or vesting period of the instruments. Although the Company has begun to utilize restricted stock and restricted stock units, the Compensation Committee is mindful of the fact that, with respect to options, the accounting charge is not reversible should the option expire with an exercise price less than the market price. Additionally, the Compensation Committee may grant compensation that does not constitute performance-based compensation under Section 162(m) of the Code if it considers it appropriate and in the best interest of the Company. Grants under the Company’s Section 162(m) Cash Bonus Plan, option grants and awards of performance-based restricted stock are generally intended to be performance-based under Section 162(m) of the Code; although grants under the PIP are tied to the Company’s performance, these are not intended to meet the requirements under Section 162(m).

Section 162(m) of the Code generally prohibits any publicly held corporation from taking a federal income tax deduction for compensation paid in excess of $1 million in any taxable year to certain Named Executive Officers. Exceptions are made for qualified performance-based compensation, among other things. It is the Compensation Committee’s policy to maximize the effectiveness of our executive compensation plans, however, the Compensation Committee reserves the right to make adjustments that may result in the payment of non-deductible compensation.

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis with management and based on the review and discussions, the Compensation Committee recommended to the Company’s Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement and incorporated by reference into the Company’s annual report on Form 10-K.

THE COMPENSATION COMMITTEE
Barry J. Alperin, Chairman
Donald J. Kabat
Norman S. Matthews

EXECUTIVE AND DIRECTOR COMPENSATION

Executive Officers

Our executive officers and their ages and positions as of March 12, 2010 are:

Name	Age	Position

Gerald A. Benjamin	57	Executive Vice President, Chief Administrative Officer, Director
Stanley M. Bergman	60	Chairman, Chief Executive Officer, Director
James P. Breslawski	56	President, Chief Operating Officer, Director
Leonard A. David	61	Senior Vice President, Chief Compliance Officer
James Harding	54	Senior Vice President, Corporate Chief Technology Officer
Stanley Komaroff	74	Senior Advisor
Mark E. Mlotek	54	Executive Vice President, Corporate Business Development, Director
Steven Paladino	52	Executive Vice President, Chief Financial Officer, Director
Michael Racioppi	55	Senior Vice President, Chief Merchandising Officer
Lonnie Shoff	51	President, Global Healthcare Specialties
Michael Zack	57	President, International Group

The biographies for Messrs. Benjamin, Bergman, Breslawski, Mlotek and Paladino follow the table listing our directors under “Proposal 1 – Election of Directors” above. Biographies for our other executive officers are:

LEONARD A. DAVID has been with the Company for 20 years (since 1990), and in his current position as Corporate Senior Vice President and Chief Compliance Officer since 2006. He is also a member of the Executive Management Committee. Mr. David joined the Company as General Counsel and subsequently held the position of head of Human Resources, Regulatory Affairs and Security. As Chief Compliance Officer, Mr. David manages the Regulatory Affairs and Security Groups and leads the global compliance function, focusing on corporate integrity, governance and business ethics. In this role, Mr. David interacts closely with virtually every infrastructure and business division within the Company. Prior to joining us, Mr. David was a practicing attorney in New York and New Jersey specializing in corporate and commercial law. His perspective on compliance and regulatory matters is particularly informed by his own and Henry Schein’s concern with global healthcare.

JAMES HARDING has been with the Company for 10 years (since 2000), and in his current position as Senior Vice President and Corporate Chief Technology Officer since 2005. He is also a member of the Executive Management Committee. Mr. Harding is responsible for ensuring that information technology remains a competitive advantage for the Company, internally and externally. In this capacity, Mr. Harding leads our Technology Group. Mr. Harding was formerly Chief Information Officer at Olsten Corporation, a leading healthcare and staffing services company. Prior to Olsten, Mr. Harding worked 20 years at Mobil Oil Corporation in various capacities including Chief Information Officer of the America’s Marketing & Refining Division and Director of Global IT Architecture.

STANLEY KOMAROFF has been with the Company for seven years (since 2003) as Senior Advisor and a member of the Executive Management Committee, concentrating in business development and acquisitions, international matters, and legal and regulatory affairs. Prior to joining the Company, Mr. Komaroff served as an advisor on legal and board-related issues and provides a wealth of experience in the corporate, commercial and healthcare worlds. Mr. Komaroff was formerly the Chairman of Proskauer Rose LLP, the Company’s principal law firm and one of the largest firms in the nation, and he led the firm through a period of significant growth. Prior to being elected as Chairman of the firm, Mr. Komaroff was the Chair of its Corporate Department. As a general corporate and securities lawyer, Mr. Komaroff has extensive experience in mergers and acquisitions and international transactions. Mr. Komaroff has been active in civic and philanthropic matters, concentrating in the healthcare field. Mr. Komaroff is a member of the Executive Committee of Continuum Health Partners, one of the largest consortiums of hospitals and healthcare facilities in the New York metropolitan area, and a Director of its three constituent hospitals, Beth Israel Medical Center, St. Luke’s-Roosevelt Hospital Center and Long Island College Hospital. In addition, he serves on the Board of Directors of Overseas Shipholding Group, Inc., The

Edmond de Rothschild Foundation, and the Westhampton Beach Performing Arts Center. For more than 10 years, Mr. Komaroff was a member of the New York State Hospital Review and Planning Council, having received multiple gubernatorial appointments to this position. At Mayor Bloomberg’s recommendation, Mr. Komaroff served as a Director of the New York City Economic Development Corporation from 2006 to 2009.

MICHAEL RACIOPPI has been with the Company for 18 years (since 1992), and in his current position as Senior Vice President, Chief Merchandising Officer since 2008. He is also a member of the Executive Management Committee. Prior to holding his current position, Mr. Racioppi served as President of the Medical Group since 2000 and was Vice President of the Company since 1994, with primary responsibility for the Medical Division, Marketing and Merchandising Groups. Mr. Racioppi served as Vice President and as Senior Director, Corporate Merchandising from 1992 to 1994. Mr. Racioppi is a current board member of the Health Industry Distributors Association (HIDA) and the past chair of the HIDA Education Foundation Board. He currently serves on the board of National Distribution and Contracting and he previously served on the board of the Healthcare Distribution Management Association. Before joining the Company, he was employed by Ketchum Distributors, Inc. as the Vice President of Purchasing and Marketing.

LONNIE SHOFF has been President of the Henry Schein Global Healthcare Specialties Group since September 2009, and also is a member of the Executive Management Committee. In this position, Ms. Shoff directs Henry Schein Global Dental Specialties; Henry Schein Global Exclusive Brands; Henry Schein’s North American and International dental handpiece repair businesses; and a growing portfolio of joint ventures. Prior to joining us, Ms. Shoff was with Roche Diagnostics, where she held a series of positions of increasing responsibility in the United States and Switzerland over the past 20 years, focusing on applied science, molecular diagnostics, global business development, and marketing and business management. Most recently, Ms. Shoff served as Senior Vice President General Manager, Applied Science, leading the U.S. commercial operations for this $350 million group. Ms. Shoff has managed the life cycles of more than 2,500 products, launched several novel technologies, and nurtured ventures from seed funding through product launch. While at Roche Diagnostics, Ms. Shoff also built a Global Internal Venturing Program, which the London School of Business praised in its book, Inventuring: Why Big Companies Must Think Small.

MICHAEL ZACK has been responsible for Henry Schein’s International Group for 21 years (since 1989), when he joined the Company, and currently holds the position of President of the International Group. He is also a member of the Executive Management Committee. Under his leadership, the International Group has grown to include operations in 22 countries outside of North America, with sales of $2.40 billion in 2009, representing 35% of total Company sales. Before joining Henry Schein, Mr. Zack was employed by Polymer Technology (a subsidiary of Bausch & Lomb) as Vice President of International Operations from 1984 to 1989. Prior to this, Mr. Zack was employed by Gruenenthal GmbH, a German pharmaceutical company, as Manager of International subsidiaries from 1975 to 1984. As part of his various foreign assignments at Gruenenthal, Mr. Zack worked and lived in Tehran, Iran; Quito, Ecuador; Lima, Peru; Madrid, Spain; and Bogotá, Colombia, before being transferred to Boston, Massachusetts. Mr. Zack is the representative of the Dental Trade Alliance to International Dental Manufacturers and is fluent in six languages.

Summary Compensation Table for Fiscal 2009, Fiscal 20081 and Fiscal 20072

							Change in
							Pension Value
							and Nonqualified
						Non-Equity	Deferred
				Stock	Option	Incentive Plan	Compensation	All Other
Name and Principal		Salary[3]	Bonus[4]	Awards[5]	Awards[6]	Compensation[7]	Earnings[8]	Compensation	Total
Position	Year	($)	($)	($)	($)	($)	($)	($)	($)
Stanley M. Bergman Chairman and Chief Executive Officer (Principal Executive Officer)	2009	$1,150,000	$0	$960,000	$0	$1,900,000	$0	$258,925[9]	$4,268,925
	2008	$1,123,462	$0	$600,000	$600,000	$1,400,000	$0	$299,576[10]	$4,023,038
	2007	$1,026,923	$0	$512,500	$512,500	$1,800,000	$0	$248,621[11]	$4,100,544

James P. Breslawski President and Chief Operating Officer	2009	$600,000	$0	$720,000	$0	$562,713	$0	$65,755[12]	$1,948.468
	2008	$585,141	$0	$450,000	$450,000	$444,813	$0	$60,748[13]	$1,990,702
	2007	$531,433	$40,022	$423,000	$423,000	$584,978	$0	$54,650[14]	$2,057,083

Steven Paladino Executive Vice President and Chief Financial Officer (Principal Financial Officer)	2009	$475,000	$0	$600,000	$0	$605,340	$0	$53,647[15]	$1,733,987
	2008	$461,538	$0	$375,000	$375,000	$419,280	$0	$52,469[16]	$1,683,287
	2007	$413,414	$4,928	$346,000	$346,000	$540,072	$0	$53,340[17]	$1,703,754

Stanley Komaroff Senior Advisor	2009	$475,000	$0	$600,000	$0	$566,520	$0	$66,724[18]	$1,708,244
	2008	$460,977	$0	$375,000	$375,000	$418,880	$0	$65,604[19]	$1,695,461
	2007	$411,003	$24,195	$346,000	$346,000	$515,805	$0	$64,419[20]	$1,707,422

Mark E. Mlotek Executive Vice President, Corporate Business Development	2009	$475,000	$0	$600,000	$0	$534,775	$0	$53,641[21]	$1,663,416
	2008	$460,632	$0	$375,000	$375,000	$417,580	$0	$52,383[22]	$1,680,595
	2007	$409,517	$4,704	$346,000	$346,000	$535,296	$0	$51,189[23]	$1,692,706

1 Fiscal year ended December 27, 2008 (“fiscal 2008”).

2 Fiscal year ended December 29, 2007 (“fiscal 2007”).

3 2009 salaries reflect an increase over 2008 salaries in the table above due to timing of when raises go into effect. Raises are generally effective in March of a given year while the information set forth in the table above is based on the Company’s fiscal year.

4 Represents, other than with respect to Mr. Bergman, that portion of the executive’s annual bonuses paid under the PIP that was awarded at the discretion of the Compensation Committee. See “Compensation Structure – Pay Elements – Details – Annual Incentive Compensation” under the Compensation Discussion and Analysis for a description of the PIP.

5 Represents restricted stock awards and restricted stock units valued based on the aggregate grant date fair value of the award computed in accordance with FASB ASC Topic 718. The amounts shown in the table above do not necessarily reflect the actual value that may be realized by the Named Executive Officer upon vesting.

6 Represents options valued based on the aggregate grant date fair value of the award computed in accordance with FASB ASC Topic 718. The amounts shown in the table above do not necessarily reflect the actual value that may be realized by the Named Executive Officer upon exercise.

7 Represents annual bonuses paid under the PIP, or with respect to Mr. Bergman, under the Company’s Section 162(m) Cash Bonus Plan and the PIP.

8 Represents the above-market or preferential portion of the change in value of the executive officer’s account under our SERP Plan. See “Compensation Structure – Pay Elements – Details – Other Benefits and Perquisites” under Compensation Discussion & Analysis for a description of our SERP.

9 Includes the following: (i) $15,481 of personal commuting expenses for use of the Company’s car service; (ii) $154,668 for the cost of providing administrative services to Mr. Bergman; (iii) $278 for the cost of providing telephone services; (iv) $16,500 matching contribution under 401(k) Plan account; (v) $7,998 excess life insurance premiums and (vi) $64,000 SERP contribution. The amount totaling $170,427 (under items (i), (ii) and (iii) above was included on Mr. Bergman’s W-2 as additional compensation for which he is responsible for paying the applicable taxes. Pursuant to his employment agreement, Mr. Bergman is entitled to use of a Company automobile but Mr. Bergman did not use a Company automobile in fiscal 2009.

10 Includes the following: (i) $2,550 of automobile expenses; (ii) $14,772 of personal commuting expenses for personal use of the Company’s car service; (iii) $148,143 for the cost of providing administrative services to Mr. Bergman; (iv) $436 for the cost of providing telephone services; (v) $2,550 as a payment to Mr. Bergman to cover the tax incurred resulting from his use of the Company provided automobile; (vi) $13,933 matching contribution under 401(k) Plan account; (vii) $7,998 excess life insurance premiums; (viii) $64,710 SERP contribution and (ix) $44,484 in legal fees in connection with the negotiation of Mr. Bergman’s employment agreement. The amount totaling $195,613 (under items (iii), (iv), (v) and (ix) above was included on Mr. Bergman’s W-2 as additional compensation for which he is responsible for paying the applicable taxes.

11 Includes the following: (i) $6,600 of automobile expenses; (ii) $154,967 for the cost of providing administrative services to Mr. Bergman; (iii) $570 for the cost of providing telephone services; (iv) $6,600 as a payment to Mr. Bergman to cover the tax incurred resulting from his use of the Company provided automobile; (v) $13,462 matching contribution under 401(k) Plan account; (vi) $7,999 excess life insurance premiums and (vii) $58,423 SERP contribution. The amount totaling $162,137 (under items (ii), (iii) and (iv) above) was included on Mr. Bergman’s W-2 as additional compensation for which he is responsible for paying the applicable taxes.

12 Includes the following: (i) $18,000 automobile allowance; (ii) $16,500 matching contribution under 401(k) Plan account; (iii) $5,755 excess life insurance premiums and (iv) $25,500 SERP contribution.

13 Includes the following: (i) $18,000 automobile allowance; (ii) $6,180 matching contribution under 401(k) Plan account; (iii) $2,818 excess life insurance premiums and (iv) $33,750 SERP contribution.

14 Includes the following: (i) $18,000 automobile allowance; (ii) $5,971 matching contribution under 401(k) Plan account; (iii) $2,795 excess life insurance premiums; (iv) $25,915 SERP contribution and (v) $1,969 in entertainment and travel vouchers.

15 Includes the following: (i) $18,000 automobile allowance; (ii) $16,500 matching contribution under 401(k) Plan account; (iii) $2,397 excess life insurance premiums and (iv) $16,750 SERP contribution.

16 Includes the following: (i) $18,000 automobile allowance; (ii) $5,609 matching contribution under 401(k) Plan account; (iii) $2,161 excess life insurance premiums and (iv) $26,699 SERP contribution.

17 Includes the following: (i) $18,000 automobile allowance; (ii) $5,419 matching contribution under 401(k) Plan account; (iii) $2,143 excess life insurance premiums; (iv) $23,520 SERP contribution, (v) $2,000 as a cash award for twenty years of service with the Company and (vi) $2,258 in entertainment and travel vouchers.

18 Includes the following: (i) $18,000 automobile allowance; (ii) $16,500 matching contribution under 401(k) Plan account; (iii) $15,474 excess life insurance premiums and (iv) $16,750 SERP contribution.

19 Includes the following: (i) $18,000 automobile allowance; (ii) $5,576 matching contribution under 401(k) Plan account; (iii) $15,336 excess life insurance premiums and (iv) $26,692 SERP contribution.

20 Includes the following: (i) $18,000 automobile allowance; (ii) $5,388 matching contribution under 401(k) Plan account; (iii) $15,250 excess life insurance premiums; (iv) $23,383 SERP contribution and (v) $2,398 in entertainment and travel vouchers.

21 Includes the following: (i) $18,000 automobile allowance; (ii) $16,500 matching contribution under 401(k) Plan account; (iii) $2,391 excess life insurance premiums and (iv) $16,750 SERP contribution.

22 Includes the following: (i) $18,000 automobile allowance; (ii) $5,556 matching contribution under 401(k) Plan account; (iii) $2,139 excess life insurance premiums and (iv) $26,688 SERP contribution.

23 Includes the following: (i) $18,000 automobile allowance; (ii) $5,368 matching contribution under 401(k) Plan account; (iii) $2,122 excess life insurance premiums; (iv) $23,298 SERP contribution and (v) $2,401 in entertainment and travel vouchers.

Employment Agreements and Post Termination and Change in Control Arrangements

Chief Executive Officer

Mr. Bergman’s amended and restated employment agreement, dated as of December 31, 2008, provides for Mr. Bergman’s continued employment as our Chairman of the Board of Directors and Chief Executive Officer until December 31, 2011, subject to successive three-year extensions. Mr. Bergman’s annual base salary is set at the rate of $1,150,000 and may be increased from time to time. In addition, his employment agreement provides for incentive compensation to be determined by the Compensation Committee or the Board of Directors. See “Compensation Structure – Pay Elements – Details – Equity-Based Awards” under the Compensation Discussion and Analysis for a discussion on stock awards and option awards. See “Compensation Structure – Pay Elements – Details – Annual Incentive Compensation” under the Compensation Discussion and Analysis for a discussion on non-equity incentive plan compensation. It also provides that Mr. Bergman will be entitled to participate in all benefit, welfare, perquisite, equity or similar plans, policies and programs generally available to our senior executive officers.

Pursuant to his employment agreement, if Mr. Bergman’s employment with us is terminated (i) by us without cause, (ii) by Mr. Bergman for good reason, (iii) as a result of his disability or (iv) as a result of a non-renewal of the employment term by us, Mr. Bergman will receive all amounts then owed to him as salary and deferred compensation and all benefits accrued and owed to him or his beneficiaries under the then applicable benefit plans, programs and policies of the Company. In addition, Mr. Bergman will receive, as severance pay, a lump sum equal to 200% of his then annual base salary plus 200% of his average annual incentive compensation paid or payable with respect to the immediately preceding three fiscal years, and a payment equal to the account balance or accrued benefit Mr. Bergman would have been credited with under each retirement plan maintained by us if we had continued contributions until the end of the year of the termination, less his vested account balance or accrued benefits under each retirement plan. Under such circumstances, for a period of two years after termination, Mr. Bergman shall also be entitled to (i) an office comparable to that used by him prior to termination and related office support, including making available the services of one executive assistant and (ii) use of the Company’s car service and, at Mr. Bergman’s option, use of an automobile.

If Mr. Bergman resigns within two years following a change in control of the Company for good reason or if Mr. Bergman’s employment is terminated by us without cause within two years following a change in control or during a specified period in advance of a change in control, Mr. Bergman will receive, as severance pay, in lieu of the foregoing, 300% of his then annual base salary plus 300% of Mr. Bergman’s incentive compensation paid or payable with respect to whichever of the immediately preceding two fiscal years of the Company ending prior to the date of termination was higher, and a payment equal to the account balance or accrued benefit Mr. Bergman would have been credited with under each retirement plan maintained by us if we had continued contributions thereunder until the end of the year of the termination, less Mr. Bergman’s vested account balance or accrued benefits under each retirement plan upon a change in control, and all unvested outstanding options and shares of restricted stock shall become fully vested, except that in the case of a termination during a specified period in advance of a change in control, Mr. Bergman will receive a cash payment equal to the difference between the consideration paid in the change in control and the strike price of Mr. Bergman’s forfeited options as of the date of termination as provided in his employment agreement. Additionally, under such circumstances, for a period of two full years after the year of termination, Mr. Bergman shall be entitled to an office comparable to that used by him prior to termination and related office support, including making available the services of one executive assistant. In such event, Mr. Bergman is also entitled to use of the Company’s car service and, at Mr. Bergman’s option, use of an automobile for two full years after the year of termination. However, as a result of the deferred compensation rules under Section 409A of the Code, Mr. Bergman will receive a cash payment in lieu of transportation and office support benefits for the period between the end of the second calendar year following the calendar year in which Mr. Bergman’s termination occurs until the third anniversary of termination due to termination by us without cause, non-renewal of the employment term by us, Mr. Bergman’s resignation for good reason, or solely with respect to office support benefits, due to disability, in each case within two years after the date of a change in control. If any amounts owed to Mr. Bergman are subject to the excise tax imposed by Section 4999 of the Code, we will pay Mr. Bergman an additional amount such that the amount retained by him, after reduction for such excise tax, equals the amounts owed to him prior to imposition of the excise tax.

Unless his employment agreement is terminated for cause or pursuant to Mr. Bergman’s voluntary resignation, we will continue the participation of Mr. Bergman and his spouse in the health and medical plans, policies and programs in effect with respect to our senior executive officers and their families after the termination or expiration of his employment agreement, with coverage for Mr. Bergman and his spouse continuing until their respective deaths except that such coverage may be provided pursuant to a fully-insured replacement policy or annual cash payments to obtain a replacement policy on a grossed-up basis. Additionally, we will provide Mr. Bergman with use of the Company’s car service and, at Mr. Bergman’s option, use of an automobile for two years after termination.

Mr. Bergman is subject to restrictive covenants, including non-solicitation and non-compete provisions, while he is employed by us and for specified periods of time thereafter. Pursuant to such provisions in his employment agreement, Mr. Bergman shall not, directly or indirectly, engage in any activity competitive with a material segment of the Company’s business or recruit, solicit or induce any employee of the Company to terminate their employment with the Company, during Mr. Bergman’s employment term and (i) for one year thereafter if his employment is terminated (a) by us without cause, (b) by Mr. Bergman for good reason, or (c) as a result of his disability, or (ii) until the later of (a) the second anniversary of the expiration of his employment term and (b) his termination date if such termination is by us for cause or due to Mr. Bergman terminating his employment by giving 180 days’ notice. We may, at our option, extend the initial one-year term of the non-compete described by clause (i) above for an additional year if we provide Mr. Bergman notice of such extension no later than 180 days prior to expiration of the term and we pay Mr. Bergman his annual base salary in effect on his date of termination. Mr. Bergman is also subject to confidentiality provisions.

Stanley Komaroff

Pursuant to Mr. Komaroff’s amended and restated employment agreement with the Company dated December 11, 2008, upon Mr. Komaroff’s death or disability, or if Mr. Komaroff’s employment with us is terminated (i) by us without cause or (ii) by Mr. Komaroff for any reason, Mr. Komaroff (or his heirs or estate) will receive (a) all amounts then owed to him as salary and deferred compensation, (b) any unpaid annual incentive compensation for the last full fiscal year prior to termination, (c) all benefits owed to him or his beneficiaries under the then applicable benefit plans, programs and policies of the Company, and (d) a pro rata annual incentive award for the fiscal year in which termination occurs. If Mr. Komaroff’s employment is terminated by us for cause, Mr. Komaroff will receive solely the amounts described in (a) and (c) above.

If Mr. Komaroff terminates his employment for any reason or if he is terminated by us without cause, his equity-based awards will be treated as follows: (i) his termination will be treated as a retirement under our equity plans; (ii) his equity-based awards (other than options) will vest in full subject to satisfaction of any performance-based restrictions; and (iii) his options will continue to vest for 30 months following retirement (at which time all unvested options will vest in full) and will remain exercisable for at least three years (but not beyond the original term). If he terminates due to death or disability, to the extent provided to our senior management, his equity based awards will immediately vest in full and will remain exercisable following termination, provided that his options will remain exercisable for at least three years (but not beyond the original term).

Pursuant to his employment agreement, Mr. Komaroff is subject to confidentiality provisions. Additionally, during his employment, Mr. Komaroff will not (other than on behalf of the Company) in any capacity whatsoever (other than as the holder of not more than one percent of the total outstanding stock of a publicly held company) engage in any activity competitive with a material segment of the business of the Company. Mr. Komaroff’s change in control agreement with the Company is described below in the section entitled “Named Executive Officers Other than the Chief Executive Officer.”

Named Executive Officers Other than the Chief Executive Officer

We have entered into change in control agreements with the Named Executive Officers, other than Mr. Bergman, that provide that if the executive’s employment is terminated by us without cause or by the executive for good reason within two years following a change in control of the Company, we will pay and provide the executive with (i) the executive’s base salary (defined to include salary plus the executive’s annual automobile allowance and the Company’s contribution to the 401(k) Plan and SERP for the year prior to the change in control) through the termination date, (ii) severance pay equal to 300% of the sum of the executive’s base salary (as defined in (i)) and target bonus, (iii) a pro rata annual incentive award at a target level for the year in which termination occurs, (iv) immediate vesting of all outstanding options, restricted or deferred stock awards and non-qualified retirement benefits, (v) elimination of all restrictions on any restricted or deferred stock awards, (vi) settlement of all deferred compensation arrangements in accordance with the applicable plan and (vii) continued participation in all health and welfare plans for 24 months (provided that such coverage will terminate when the executive receives substantially equivalent coverage from a subsequent employer) at the same level of participation for each executive on the termination date, except that the health coverage may be provided pursuant to a fully-insured replacement policy or two annual cash payments to obtain a replacement policy on a grossed-up basis. Notwithstanding the foregoing, if an executive’s employment is terminated by us without cause or by the executive for good reason, in either case, (i) within 90 days prior to a change in control or (ii) after the first public announcement of the pendency of the change in control, the executive will be entitled to the benefits described above. In the event any payments to the executive become subject to the excise tax imposed by Section 4999 of the Code, we will pay the executive an additional amount such that the amount retained by the executive after reduction for such excise tax equals the amount to be paid to the executive prior to imposition of the excise tax.

Pursuant to the change in control agreements, the Named Executive Officers, other than Mr. Bergman (who is subject to restrictive covenants under his employment agreement as opposed to a change in control agreement), are also subject to restrictive covenants, such as confidentiality and non-disparagement provisions. Additionally, during each Named Executive Officer’s employment and for a period of 24 months thereafter, each Named Executive Officer agreed that he will not, without the Company’s prior written consent, solicit our employees for employment.

Tax Gross-Up Provisions

Although we have historic tax gross-up provisions with our Named Executive Officers, as described above, the Compensation Committee does not intend to extend tax gross-ups to any other employee of the Company in the future other than tax gross-ups that apply on a broad basis such as under our relocation policy.

Compensation Policies and Practices as they Relate to Risk Management

The Company conducted a risk assessment of its compensation policies and practices for all employees, including executive officers. The Compensation Committee reviewed the Company’s risk assessment process and results and determined that our compensation programs are not reasonably likely to have a material adverse effect on the Company.

Post Termination and Change in Control Calculations

The amounts set forth in the table below represent amounts that would have been paid to the Named Executive Officers, pursuant to their employment and change in control agreements, if such Named Executive Officers’ employment was terminated by the Company on December 24, 2009 under the various scenarios set forth below or if a change in control occurred on such date.

		Contin-
		uation		Settlement
		of		of
		Health/	Acceleration	Deferred
		Welfare	and Contin-	Compen-			Total
		Benefits	uation of	sation	Other		Termin-
Name and Principal	Cash	(present	Equity	Arrange-	Compen-	Excise Tax	ation
Position	Payment	value)	Award[1]	ments[2]	sation	Gross-up	Benefits
Stanley M. Bergman Chairman and Chief Executive Officer (Principal Executive Officer)
Company termination for cause or resignation other than for good reason.	$0	$0	$0	$963,157	$0	n/a	$963,157[3]

Company termination without cause or due to disability, voluntary resignation for good reason or non-renewal of employment contract.	$6,700,000	$337,000	$0	$963,157	$437,084	n/a	$8,437,241[4]

Resignation for good reason or Company termination without cause within two years after the change in control or Company termination without cause within 90 days prior to a change in control or after the first public announcement of a pending change in control.	$10,250,000	$337,000	$2,619,903	$963,157	$655,626	$5,509,659	$20,335,345[5]

Death of executive.	$1,400,000	$166,355	$0	$963,157	$0	n/a	$2,529,512[6]

Stanley Komaroff Senior Advisor

Company termination for cause.	$0	$0	$0	$90,022	$0	n/a	$90,022[7]

Company termination without cause or voluntary resignation for good reason, in each case after December 31, 2009, retirement, death or disability of executive.	$566,520	$0	$1,668,030	$90,022	$0	n/a	$2,324,572[8]

All Named Executive Officers, Other than the CEO

Termination without cause, voluntary termination for good reason within two years following a change in control, within 90 days prior to a change in control or after the first public announcement of a pending change in control.

James Breslawski President and Chief Operating Officer	$3,980,000	$40,400	$2,010,896	$430,977	$0	$0	$6,462,273[9]

Steven Paladino Executive Vice President and Chief Financial Officer (Principal Financial Officer)	$3,178,750	$40,400	$1,668,030	$358,572	$0	$0	$5,245,752[9]

Stanley Komaroff Senior Advisor	$3,178,750	$25,294	$1,668,030	$90,022	$0	$1,778,071	$6,740,167[9]

Mark E. Mlotek Executive Vice President, Corporate Business Development	$3,178,750	$25,294	$1,668,030	$323,761	$0	$0	$5,195,835[9]

1 Represents the value of unvested outstanding options and restricted stock that would accelerate and vest on termination. In the case of options, the value is calculated by multiplying the number of shares underlying each accelerated unvested option by the difference between the per share closing price of common stock on December 24, 2009 (the “Per Share Closing Price”) and the per share exercise price. In the case of restricted stock, the value is calculated by multiplying the number of shares of restricted stock that accelerate by the Per Share Closing Price. The 1994 Stock Incentive Plan provides that upon a change in control without termination, a participant’s unvested outstanding options become fully vested.

2 The SERP Plan provides that upon a change in control without termination, a participant’s vested SERP account balance becomes payable. Such account balances are as of December 31, 2009.

3 The Company will have no further obligation to Mr. Bergman, except payment of his vested SERP account balance.

4 Includes (i) payment of vested SERP account balance, (ii) the product of the annual incentive compensation payable for the last full fiscal year multiplied by a fraction of days employed over 365, (iii) 200% current base annual salary, (iv) 200% average annual incentive compensation paid in the previous three years, (v) health and welfare coverage for Mr. Bergman and his wife until death and (vi) use of the Company’s car service, automobile, office space and administrative assistance provided to Mr. Bergman for two years.

5 Includes (i) payment of vested SERP account balance, (ii) the product of the annual incentive compensation payable for the last full fiscal year multiplied by a fraction of days employed over 365, (iii) 300% current base annual salary, (iv) 300% of highest annual incentive compensation paid in the previous two years, (v) all unvested outstanding options and shares of restricted stock becomes fully vested, (vi) health and welfare coverage for Mr. Bergman and his wife until death, (vii) use of the Company’s car service, automobile, office space and administrative assistance for three years and (viii) gross-up of IRC Section 4999 excise tax at the actual marginal tax rate.

6 Includes (i) payment of vested SERP account balance, (ii) the product of the annual incentive compensation payable for the last full fiscal year multiplied by a fraction of days employed over 365 and (iii) health and welfare coverage for Mr. Bergman’s wife until death.

7 The Company will have no further obligation to Mr. Komaroff, except payment of his vested SERP account balance.

8 Includes (i) payment of vested SERP account balance, (ii) the product of the annual incentive award payable for the year in which termination occurs multiplied by a fraction of days employed over 365, (iii) all equity-based awards (other than options) become fully vested, subject to satisfaction of any performance-based restrictions and (iv) all unvested options continue to vest for two and a half years after termination upon which time they will fully vest.

9 Includes (i) payment of vested SERP account balance, (ii) the product of the annual incentive compensation at target level in year of termination multiplied by a fraction of days employed over 365, (iii) 300% current annual salary (defined to include salary plus the executive’s annual automobile allowance and the Company’s contribution to the 401(k) Plan and SERP plan for the full year preceding the change in control), (iv) 300% annual incentive compensation at target level in year of termination, (v) all unvested outstanding options and shares of restricted stock become fully vested, (vi) health and welfare continuation of plans for 24 months following termination or until coverage with subsequent employer begins and (vii) gross-up of IRC Section 4999 excise tax at actual marginal tax rate.

Other Information Related to Summary Compensation Table

Stock Awards and Option Awards

See “Compensation Structure – Pay Elements – Details – Equity-Based Awards” under the Compensation Discussion and Analysis for a discussion on stock awards and option awards.

Non-Equity Incentive Plan Compensation

“Compensation Structure – Pay Elements – Details – Annual Incentive Compensation” under the Compensation Discussion and Analysis for a discussion on non-equity incentive plan compensation.

Change in Pension Value and Non-Qualified Deferred Compensation Earnings

For employees of the Company, including Named Executive Officers, we do not maintain a qualified defined benefit plan.

We maintain a Supplemental Executive Retirement Plan for certain eligible participants who are not able to receive the full Company matching contribution under our 401(k) Plan due to certain Internal Revenue Service limits. The SERP provides for various vesting percentages based on service with the Company. Vesting will also occur upon a participant’s death, disability or attainment of age 65 or upon a change in control, in each case, while employed. Investment return on the contributions is generally equal to the earnings and losses that would occur if 40% of the contributions were invested in the Company stock fund under our 401(k) Plan and 60% were invested equally among the other investment alternatives available under our 401(k) Plan. A participant’s vested SERP benefit is paid following a termination of employment (subject to a six month delay in certain instances) or a change in control.

All Other Compensation

See “Compensation Structure – Pay Elements – Details – Other Benefits and Perquisites” under the Compensation Discussion and Analysis for a discussion on all other compensation.

Grants of Plan-Based Awards for Fiscal 2009

										All Other
						Estimated Future			All Other	Option		Grant
						Payouts			Stock	Awards:[5]		Date
			Estimated Potential Payouts Under			Under Equity Incentive			Awards:[4]	Number of	Exercise	Fair
			Non-Equity Incentive Plan Awards			Plan Awards			Number	Securities	or Base	Value of
									of Shares	Underly-	Price of	Stock
Name and	Type		Thres-			Thres-		Maxi-	of Stock	ing	Option	and
Principal	of	Grant	hold	Target	Maximum[2]	hold	Target	mum[3]	or Units	Options	Awards[5]	Option
Position	Grant[1]	Date	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Sh)	Awards[6]
Stanley M. Bergman
Chairman and
Chief Executive	162(m)	n/a	$0	$1,509,375	$2,960,963
Officer (Principal	PIP	n/a	$0	$215,625	$247,969
Executive	RS	3/9/2009				0	27,882	0	n/a			$960,000
Officer)	SO	n/a								0	n/a	n/a

James P. Breslawski
President and	PIP	n/a	$55,000	$500,000	$936,250
Chief Operating	RS	3/9/2009				0	13,592	n/a	7,319			$720,000
Officer	SO	n/a								0	n/a	n/a

Steven Paladino
Executive Vice
President and
Chief Financial
Officer (Principal	PIP	n/a	$28,000	$400,000	$700,000
Financial	RS	3/9/2009				0	11,326	n/a	6,100			$600,000
Officer)	SO	n/a								0	n/a	n/a

	PIP	n/a	$20,000	$400,000	$634,000
Stanley Komaroff	RS	3/9/2009				0	11,326	n/a	6,100			$600,000
Senior Advisor	SO	n/a								0	n/a	n/a

Mark E. Mlotek
Executive Vice
President,
Corporate	PIP	n/a	$8,600	$400,000	$617,200
Business	RS	3/9/2009				0	11,326	n/a	6,100			$600,000
Development	SO	n/a								0	n/a	n/a

1 “PIP” means annual bonuses paid under the Company’s 2009 PIP. “162(m)” means annual bonuses paid under the Company’s Section 162(m) Cash Bonus Plan. “RS” means performance-based restricted stock awards made pursuant to the Company’s 1994 Stock Incentive Plan. “SO” means options. See “Compensation Structure – Pay Elements – Details – Annual Incentive Compensation” under the Compensation Discussion and Analysis for a discussion on the PIP and the Section 162(m) Cash Bonus Plan.

2 The maximum payout percentage for the EPS Target and Business Financial Goal portions of the PIP is 200% and the maximum payout percentage for the Individual Performance Goal is 115%.

3 The 2009 LTIP provides that EPS results above target generate additional payouts and the award potential is uncapped. In March 2010, the Compensation Committee determined that 2010 LTIP awards of performance-based restricted stock would be capped at a maximum payout of 200%.

4 Time-based restricted stock (four year cliff) awarded in fiscal 2009. Mr. Bergman was not awarded time-based restricted stock in 2009.

5 None of the Names Executive Officers were awarded options in fiscal 2009.

6 These amounts are valued based on the aggregate grant date fair value of the award determined in accordance with FASB ASC Topic 718. These amounts do not necessarily reflect the actual value that may be realized by the Named Executive Officer upon vesting.

Estimated Potential Payouts Under Non-Equity Incentive Plan Awards

The PIP awards paid to the Named Executive Officers appear in the Summary Compensation Table in the column captioned “Non-Equity Incentive Plan Compensation.” The threshold, target and maximum amount of these PIP awards appear in the Grants of Plan-Based Awards Table in the column captioned “Estimated Future Payouts Under Non-Equity Incentive Plan Awards.”

Estimated Future Payouts Under Equity Incentive Plan Awards, All Other Stock Awards and All Other Option Awards

Awards of performance-based and time-based restricted stock and restricted stock units granted to the Named Executive Officers appear in the Summary Compensation Table in the columns captioned “Stock Awards”. We did not grant Named Executive Officers options in fiscal 2009.

The threshold, target and maximum amount of the performance-based restricted stock and restricted stock units appear in the Grants of Plan-Based Awards Table in the column captioned “Estimated Future Payouts Under Equity Incentive Plan Awards.”

Exercise or Base Price of Option Awards

We did not grant Named Executive Officers options in fiscal 2009.

Outstanding Equity Awards at 2009 Fiscal Year-End

	Option Awards					Stock Awards
			Equity					Equity
			Incentive					Incentive	Equity
			Plan					Plan	Incentive
			Awards:			Number		Awards:	Plan Awards:
			Number of			of	Market	Number of	Market or
			Securities			Shares	Value of	Unearned	Payout Value
	Number of	Number of	Underly-			or Units	Shares or	Shares,	of Unearned
	Securities	Securities	ing			of Stock	Units of	Units or	Shares, Units
	Underlying	Underlying	Unexercis-			That	Stock	Other	or Other
	Unexercised	Unexercised	ed	Option		Have	That	Rights That	Rights That
	Options	Options	Unearned	Exercise	Option	Not	Have Not	Have Not	Have Not
Name and	(#)	(#)	Options[2]	Price	Expiration	Vested[4]	Vested[4]	Vested[5]	Vested[6]
Principal Position	Exercisable	Unexercisable[1]	(#)	($)	Date[3]	(#)	($)	(#)	($)
Stanley M. Bergman
Chairman and Chief
Executive Officer	24,800	8,267	0	$47.31	03/02/2016	0	$0	65,946	$3,495,797
(Principal Executive	18,759	18,759	0	$51.23	03/05/2017
Officer)	11,503	34,509	0	$59.89	03/03/2018

	46,000	0	0	$20.41	03/05/2012	7,319	$387,980	36,102	$1,913,767
	50,000	0	0	$19.42	02/25/2013
	50,000	0	0	$35.49	02/18/2014
	37,500	0	0	$39.43	03/09/2015
	20,000	0	0	$42.58	09/22/2015
James P. Breslawski	20,461	6,821	0	$47.31	03/02/2016
President and Chief	15,483	15,483	0	$51.23	03/05/2017
Operating Officer	8,627	25,882	0	$59.89	03/03/2018

	50,000	0	0	$14.31	03/01/2011	6,100	$323,361	29,962	$1,588,285
	52,000	0	0	$20.41	03/05/2012
Steven Paladino	52,000	0	0	$19.42	02/25/2013
Executive Vice	52,000	0	0	$35.49	02/18/2014
President and Chief	39,000	0	0	$39.43	03/09/2015
Financial Officer	16,742	5,581	0	$47.31	03/02/2016
(Principal Financial	12,664	12,665	0	$51.23	03/05/2017
Officer)	7,189	21,568	0	$59.89	03/03/2018

	26,000	0	0	$34.41	12/01/2013	6,100	$323,361	29,962	$1,588,285
	50,400	0	0	$35.49	02/18/2014
	37,800	0	0	$39.43	03/09/2015
	16,742	5,581	0	$47.31	03/02/2016
Stanley Komaroff	12,664	12,665	0	$51.23	03/05/2017
Senior Advisor	7,189	21,568	0	$59.89	03/03/2018

	2,985	0	0	$20.41	03/05/2012	6,100	$323,361	29,962	$1,588,285
	50,000	0	0	$35.49	02/18/2014
Mark E. Mlotek	37,500	0	0	$39.43	03/09/2015
Executive Vice	16,742	5,581	0	$47.31	03/02/2016
President, Corporate	12,664	12,665	0	$51.23	03/05/2017
Business Development	7,189	21,568	0	$59.89	03/03/2018

1 All options granted in 2003 or earlier vest one-third per year over three years. All options granted in 2004 or later vest one-fourth per year over four years.

2 The Company does not issue performance-based options.

3 All options granted under the 1994 Stock Incentive Plan have a ten year term unless otherwise terminated earlier in accordance with the plan.

4 The Company did not issue time-based restricted stock to the Named Executive Officers prior to March 2009. Beginning in March 2009, time-based restricted stock (four year cliff vesting) were awarded to Named Executive Officers, except Mr. Bergman.

5 Performance-based restricted stock awards (three year cliff vesting) granted in 2007, 2008 and 2009 under the Company’s 1994 Stock Incentive Plan. As the threshold payout amount is zero, such number represents the number of shares based on the target payout and excludes shares of performance-based restricted stock that were not issued under the 2007 LTIP when vested on March 5, 2010, excludes shares of performance-based restricted stock which we estimate will not be issued relating to the performance-based restricted stock grants under the 2008 LTIP and includes additional shares of performance-based restricted stock which we estimate will be issued relating to the performance-based restricted stock grants under the 2009 LTIP.

6 Based on the closing market price of $53.01 of the Company’s common stock on December 24, 2009.

Option Exercises and Stock Vested for Fiscal 20091

	Option Awards		Stock Awards
	Number of Shares Acquired		Number of Shares Acquired
	on Exercise	Value Realized on Exercise	on Vesting	Value Realized on Vesting
Name and Principal Position	(#)	($)	(#)[2]	($)[3]
Stanley M. Bergman
Chairman and Chief Executive Officer (Principal Executive Officer)	0	$0	13,814	$484,456

James P. Breslawski
President and Chief Operating Officer	0	$0	11,396	$399,657

Steven Paladino Executive Vice President and Chief Financial Officer (Principal Financial Officer)	0	$0	9,323	$326,957

Stanley Komaroff Senior Advisor	0	$0	9,323	$326,957

Mark E. Mlotek Executive Vice President, Corporate Business Development	0	$0	9,323	$326,957

1 The value realized from exercised options is deemed to be the market value of the common stock on the date of exercise, less the exercise price of the option, multiplied by the number of shares of common stock underlying the option.

2 Represents performance based restricted stock (three year cliff vesting) granted on March 2, 2006 that vested on March 2, 2009.

3 The closing market price on March 2, 2009 was $35.07.

Nonqualified Deferred Compensation for Fiscal 20091

	Executive	Registrant		Aggregate	Aggregate Balance
	Contributions in Last	Contributions in Last	Aggregate Earnings	Withdrawals/	at Last Fiscal Year
	Fiscal Year	Fiscal Year	in Last Fiscal Year	Distributions	End
Name and Principal Position	($)	($)	($)	($)	($)
Stanley M. Bergman Chairman and Chief Executive Officer (Principal Executive Officer)	$0	$64,709	$230,472	$0	$963,157
James P. Breslawski President and Chief Operating Officer	$0	$33,749	$102,580	$0	$430,976
Steven Paladino Executive Vice President and Chief Financial Officer (Principal Financial Officer)	$0	$26,698	$84,773	$0	$358,571
Stanley Komaroff Senior Advisor	$0	$26,692	$15,751	$0	$90,021
Mark E. Mlotek Executive Vice President, Corporate Business Development	$0	$26,688	$75,232	$0	$323,761

1 The following table provides information regarding our SERP. See “Compensation Structure – Pay Elements – Details – Other Benefits and Perquisites” under the Compensation Discussion and Analysis for a discussion on our SERP.

Director Compensation for Fiscal 2009

					Change in Pension
				Non-Equity	Value and Nonqualified
	Fees Earned or			Incentive Plan	Deferred Compensation	All Other
	Paid in Cash[1]	Stock Awards[2]	Option Awards[3]	Compensation[4]	Earnings[5]	Compensation		Total
Name	($)	($)	($)	($)	($)	($)		($)
Barry J. Alperin	$91,500	$185,400	$0	$0	$0	$0		$276,900
Paul Brons	$70,000	$185,400	$0	$0	n/a	$0		$255,400
Margaret A. Hamburg, M.D.	$25,143	$185,400	$0	$0	$0	$2,000	[6]	$212,543
Donald J. Kabat	$91,000	$185,400	$0	$0	$0	$0		$276,400
Philip A. Laskawy	$84,000	$185,400	$0	$0	$0	$0		$269,400
Karyn Mashima	$70,000	$185,400	$0	$0	$0	$0		$255,400
Norman S. Matthews	$88,500	$185,400	$0	$0	$0	$4,000	[7]	$277,900
Louis W. Sullivan, M.D.	$73,000	$185,400	$0	$0	$0	$9,000	[8]	$267,400

1 These cash fee amounts have not been reduced to reflect a director’s election to defer receipt of cash fees pursuant to the Non-Employee Director Deferred Compensation Plan; these deferrals are indicated in footnote 5 below.

2 Includes restricted stock and restricted stock unit awards valued based on the aggregate grant date fair value of the award computed in accordance with FASB ASC Topic 718. The amounts shown in the table above do not necessarily reflect the actual value that may be realized by the Named Executive Officer upon vesting.

3 Includes option awards which value is based on the aggregate grant date fair value of the award computed in accordance with FASB ASC Topic 718. The amounts shown in the table above do not necessarily reflect the actual value that may be realized by the Named Executive Officer upon vesting. The aggregate number of option awards outstanding and exercisable at fiscal year end for each non-employee director is set forth in the following table:

Aggregate Number of Option Awards
Outstanding and Exercisable at Fiscal
2009 Year End
Name	(#)
Barry J. Alperin	87,721
Paul Brons	25,721
Margaret A. Hamburg, M.D.	0
Donald J. Kabat	87,721
Philip A. Laskawy	75,721
Karyn Mashima	2,246
Norman S. Matthews	75,721
Louis W. Sullivan, M.D.	60,221

4 The Company does not grant performance-based bonuses to non-employee directors.

5 Messrs. Alperin, Kabat, Laskawy and Matthews, Drs. Hamburg and Sullivan and Ms. Mashima each participated in the Non-Employee Director Deferred Compensation Plan in 2009. Messrs. Alperin, Kabat, Laskawy and Matthews, Drs. Hamburg and Sullivan and Ms. Mashima elected to defer the following amounts during fiscal 2009: $27,500; $14,374; $84,000; $88,500; $25,143; $73,000 and $70,000, respectively. Dr. Hamburg’s deferred compensation under the Non-Employee Director Deferred Compensation Plan was paid out to her in full upon her resignation from the Company’s Board of Directors.

6 Dr. Hamburg received compensation for her attendance at the Company’s Medical Advisory Board meetings.

7 Mr. Matthews received compensation for his attendance at the Company’s Medical Advisory Board meetings.

8 Dr. Sullivan received compensation for his attendance at the Company’s Medical Advisory Board meetings and for serving as the Board’s Chairman.

Fees Earned or Paid in Cash

Directors who are employees of the Company receive no compensation for service as directors. Directors who are not officers or employees of the Company receive such compensation for their services as the Board of Directors may determine from time to time. In fiscal 2009, Messrs. Alperin, Brons, Kabat, Laskawy and Matthews,

Drs. Hamburg (pro-rated through her date of resignation) and Sullivan and Ms. Mashima each received a $50,000 annual retainer, an additional $2,000 for each Board of Directors meeting attended and $1,500 for each committee meeting attended and a $5,000 retainer for service as a Committee Chairperson, except for the Audit Committee Chairperson who received a $7,500 retainer.

Stock Awards and Option Awards

On March 9, 2009, each of Messrs. Alperin, Brons, Kabat, Laskawy and Matthews, Ms. Mashima and Drs. Hamburg and Sullivan, received 5,384 restricted stock units under the Company’s 1996 Non-Employee Director Stock Incentive Plan each award having a grant fair value of $185,400. The value of the equity-based awards granted to the Non-Employee Directors on March 9, 2009 was reduced by 10% compared with the value of the equity-based awards received by the Non-Employee Directors in fiscal 2008. Additionally, on March 10, 2010, each (and also Dr. Sheares, but excluding Dr. Hamburg) received 3,308 restricted stock units, with each award having a grant fair value of $185,400 (unchanged from the value granted in 2009). All such grants were issued on the date they were approved by the Compensation Committee. The restricted stock units use time-based vesting and vest at the end of four years from the grant date, based on continued service through the applicable vesting date.

Beginning with the March 9, 2009 restricted stock unit award, non-employee directors became eligible to defer the date upon which all or a portion of their restricted stock units will be paid out to either (i) a specified payment date occurring on the third, fifth, seventh or tenth anniversary of the scheduled vesting date, or (ii) the date of the termination of their services that occurs after the scheduled vesting date. If the deferral election is chosen, to the extent vested, payment will be made within the 30 day period following the earliest of the following to occur: (i) the elected deferred payment date; (ii) the participant’s death; (iii) the participant’s disability; (iv) the participant’s termination of services (other than as a result of death or disability); or (v) a change of control of the Company. Participants are also permitted to further defer the payment date of their restricted stock units in accordance with Section 409A of the Code for one or more additional periods of at least five years (but not more than ten years) beyond the previously elected deferred payment date.

In March 2010, based on a comparative review of similar companies, the Compensation Committee modified the vesting of equity grants made on or after March 2010 under the Company’s LTIP if termination of employment is due to retirement (solely with respect to restricted stock units), death, disability or change in control (as defined in the 1994 Stock Incentive Plan) to allow for pro-rated or accelerated vesting.

The Compensation Committee assesses “competitive market” compensation when determining the amount of equity awards to grant non-employee directors. The Compensation Committee reviews non-employee director compensation, including equity awards, against the same peer companies that it uses when evaluating executive officer compensation. The Compensation Committee also reviews, for purposes of determining non-employee director equity awards, the companies with revenues between $6 billion and $10 billion that it reviews for evaluation of executive officer compensation. See “Compensation Structure – Pay Elements – Details – Pay Levels and Benchmarking” under Compensation Discussion and Analysis.

Non-Equity Incentive Plan Compensation

We do not issue non-equity incentive plan compensation to non-employee directors.

Change in Pension Value and Non-Qualified Deferred Compensation Earnings

For directors, we do not maintain a qualified defined benefit plan.

Since January 2004, non-employee directors have been eligible to defer all or a portion of certain “eligible director fees” under our Non-Employee Director Deferred Compensation Plan in the form of cash and are deemed to be invested in our common stock in the form of a unit measurement, called a “phantom share.” A phantom share is the equivalent to one share of our common stock. Shares of our common stock available for issuance under the Non-Employee Director Deferred Compensation Plan are funded from shares of our common stock that are available under our 1996 Non-Employee Director Stock Incentive Plan, and such an award under the Non-Employee Director Deferred Compensation Plan constitutes an “Other Stock-Based Award” under the 1996 Non-Employee Director

Stock Incentive Plan. Drs. Hamburg (until her date of resignation) and Sullivan, Messrs. Alperin, Kabat, Laskawy and Matthews and Ms. Mashima each participate in the Non-Employee Director Deferred Compensation Plan. The amounts set forth in the Director Compensation Table above under “Change in Pension Value and Nonqualified Deferred Compensation Earnings” represent the change in the market value of the phantom shares allocated to each such director’s account.

All Other Compensation

Each of Dr. Sullivan and Mr. Matthews are members of our Medical Advisory Board and Dr. Hamburg was a member of the Medical Advisory Board until her date of resignation. In fiscal 2009, each received $2,000 for each Medical Advisory Board meeting attended and Dr. Sullivan received a $1,250 quarterly retainer for his service as Chairman of the Medical Advisory Board.

Stock Ownership Policy

The Company believes that, to align the interests of the directors of the Company with the stockholders of the Company, the non-employee directors of the Company should have a financial stake in the Company. In March 2006, the Board of Directors adopted a policy providing that each non-employee director should own, no later than three years from the effective date of the policy, equity in the Company equal to a minimum of 100% of such non-employee director’s annual retainer. Newly appointed non-employee directors will have three years from the date of their appointment to comply with the stock ownership policy. The Board of Directors will evaluate whether exceptions should be made for any non-employee director on whom this requirement would impose a financial hardship or for other appropriate reasons as determined by the Board of Directors. Equity includes: shares of any class of capital stock; shares of vested restricted stock; unexercised vested options; warrants or rights to acquire shares of capital stock; and securities that are convertible into shares of capital stock; provided that an amount equal to at least 20% of such non-employee director’s annual retainer, must be owned by such non-employee director in the form of shares of common stock.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

On an ongoing basis, the Audit Committee is required by its charter to review all “related party transactions” (those transactions that are required to be disclosed in this proxy statement by SEC Regulation S-K, Item 404 and under Nasdaq’s rules), if any, for potential conflicts of interest and all such transactions must be approved by the Audit Committee.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The members of the Compensation Committee during fiscal 2009 were Messrs. Alperin, Kabat and Matthews.

During fiscal 2009:

•	none of the members of the Compensation Committee was an officer (or former officer) or employee of the Company or any of its subsidiaries;

•	none of the members of the Compensation Committee had a direct or indirect material interest in any transaction in which the Company was a participant and the amount involved exceeded $120,000;

•	none of our executive officers served on the compensation committee (or another board committee with similar functions or, if none, the entire board of directors) of another entity where one of that entity’s executive officers served on our Compensation Committee;

•	none of our executive officers was a director of another entity where one of that entity’s executive officers served on our Compensation Committee; and

•	none of our executive officers served on the compensation committee (or another board committee with similar functions or, if none, the entire board of directors) of another entity where one of that entity’s executive officers served as a director on our Board of Directors.

PROPOSAL 2
AMENDMENT TO
HENRY SCHEIN, INC. 1996 NON-EMPLOYEE DIRECTOR STOCK INCENTIVE PLAN

The Company maintains the Henry Schein, Inc. 1996 Non-Employee Director Stock Incentive Plan, Inc. as amended and restated effective as of April 1, 2003, and as thereafter amended (the “1996 Director Plan”), for the benefit of directors of the Company who are not employees of the Company or its subsidiaries (the “Non-Employee Directors”). The proposed amendment to the 1996 Director Plan, which was unanimously adopted by the Compensation Committee on February 23, 2010, subject to stockholder approval at the 2010 Annual Meeting, would extend the date for termination of the 1996 Director Plan from March 22, 2011 until May 10, 2020.

In addition, the proposed amendment to the 1996 Director Plan would make certain other minor clarifying amendments to reflect recent developments in equity compensation practices. In particular, the proposed amendment would:

•	provide a minimum vesting schedule with respect to future awards of options and other stock-based awards;

•	provide that, with respect to future awards, a “change of control” under the 1996 Director Plan will occur upon the consummation of certain corporate transactions rather than stockholder approval of the transaction;

•	provide that members of the Committee (as defined below) be “independent” within the meaning of Nasdaq’s Rule 5605(a)(2); and

•	clarify that the total number of shares of common stock available for awards will be reduced by (i) the total number of options or stock appreciation rights exercised, regardless of whether any of the shares of common stock underlying such awards are not actually issued to the participant as the result of a net settlement and (ii) any shares of common stock repurchased by us on the open market with the proceeds of the purchase price of an option.

The proposed amendment provides that options will be subject to a three-year minimum vesting schedule and other stock-based awards will be subject to a vesting schedule of: (i) one year, if vesting is performance-based (in whole or in part) and (ii) three years, with respect to restricted stock or if vesting is not performance-based (with restrictions as to no more than 1/3rd of the shares subject thereto vesting on each of the first three anniversaries of the date of grant). Notwithstanding such minimum vesting periods, such awards may vest earlier upon a Change in Control (as defined in the 1996 Director Plan) or a participant’s death, disability or retirement. In addition, awards may be granted with respect to up to 5% of the total number of shares reserved for awards under the 1996 Director Plan which are not subject to such minimum vesting provisions.

As of December 24, 2009, the closing price of shares of our common stock was $53.01 per share. As of March 12, 2010, with respect to the Henry Schein, Inc. 1994 Stock Incentive Plan (as amended and restated effective as of March 27, 2007), as amended (the “1994 Incentive Plan”), (i) 5,384,642 stock options were granted and remain outstanding (at an average exercise price of $41.75 per share and a weighted average remaining term of 5.3 years), (ii) 1,376,093 shares of restricted stock and/or restricted stock units were granted and remain outstanding and (iii) 5,790,606 shares remain available for future grants of options, restricted stock and/or restricted stock units (excluding any shares that may become available as a result of the expiration or termination without exercise of currently outstanding awards). As of March 12, 2010, with respect to the 1996 Director Plan, (i) options to purchase an aggregate of 436,937 shares of common stock were granted and remain outstanding (at an average exercise price of $37.13 per share and a weighted average remaining term of 4.7 years), (ii) 88,535 shares of restricted stock and/or restricted stock units were granted and remain outstanding and (iii) 147,325 shares remain available for future grants of options, restricted stock and/or restricted stock units (excluding any shares that may become available as a result of the expiration or termination without exercise of currently outstanding awards). The 1994 Incentive Plan and the 1996 Director Plan are the only plans that are currently active from which shares will be issued.

The following description of the 1996 Director Plan is a summary of its principal provisions and is qualified in its entirety by reference to the 1996 Director Plan, as amended by Amendment No. 1, Amendment No. 2 and

Amendment No. 3. The 1996 Director Plan is incorporated by reference from our definitive 2004 Proxy Statement on Schedule 14A filed on April 27, 2004. Amendment No. 1 to the 1996 Director Plan is incorporated by reference from our definitive 2004 Proxy Statement on Schedule 14A filed on April 27, 2004. Amendment No. 2 is incorporated by reference from our Annual Report on Form 10-K for the fiscal year ended December 27, 2008 filed on February 24, 2009. A copy of Amendment No. 3 to the 1996 Director Plan is attached hereto as Exhibit A.

Description of the 1996 Director Plan

Purpose

The purposes of the 1996 Director Plan are to enable the Company to attract, motivate and retain Non-Employee Directors who are important to the success of the Company, and to create a mutuality of interest between the Non-Employee Directors and the stockholders by granting options to purchase common stock to the Non-Employee Directors.

Eligibility

Under the 1996 Director Plan, each director who is not also an employee of the Company or its subsidiaries is eligible to receive non-qualified stock options to purchase shares of common stock, which are not intended to be incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), and other stock-based awards. An other stock-based award is an award of common stock and other awards that are valued in whole or in part by reference to, or are payable in or otherwise based on, common stock. Non-Employee Directors are selected for participation in the 1996 Director’s Plan by the Committee (as defined below) and there are eight Non-Employee Directors who are eligible to participate in the 1996 Director Plan.

Share Reserve

Under the 1996 Director Plan as currently in effect, a maximum of 400,000 shares of common stock are authorized for issuance pursuant to the exercise of options or the issuance of other stock-based awards granted under the 1996 Director Plan, subject to antidilution adjustments. The number of shares of common stock that may be subject to other stock-based awards granted under the 1996 Director Plan may not exceed 140,000. If any option or other stock-based award is canceled, or expires or terminates unexercised (as applicable), the shares of common stock covered by such option or other stock-based award shall again be available for grant under the 1996 Director Plan. In addition, if common stock has been exchanged by a participant as full or partial payment to the Company for exercise price or for required withholding, or if the number of shares of common stock otherwise deliverable to a participant has been reduced for payment of exercise price or for required withholding, such exchanged or reduced shares will be available for grant under the 1996 Director Plan. In addition, the number of shares available for the purpose of awards under the 1996 Director Plan will be reduced by (i) the total number of options or stock appreciation rights exercised, regardless of whether any shares underlying such awards are not actually issued to the participant as a result of a net settlement and (ii) any shares repurchased by the Company on the open market with the proceeds of the purchase price of an option.

Administration

The 1996 Director Plan is administered by a committee (or subcommittee) (the “Committee”) appointed from time to time by the Board of Directors, consisting of two or more “non-employee directors” within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) who are “independent directors” within the meaning of Nasdaq’s Rule 5605(a)(2). If no Committee is appointed or the Committee is removed for any reason, the Board of Directors acts as the Committee. Currently, the Compensation Committee serves as the Committee under the 1996 Director Plan.

The Compensation Committee has the full authority and discretion, subject to the terms of the 1996 Director Plan, to determine those individuals who are eligible to be granted options and other stock-based awards and the amount and type of options and other stock-based awards. The terms and conditions of specific grants are set forth in written award agreements between the Company and each participant.

Amendment and Termination

No awards shall be granted under the 1996 Director Plan on or after March 22, 2011, but awards granted prior to such date may extend beyond such date. If this Proposal is approved, the term of the 1996 Director Plan will be extended to May 10, 2020.

The Board of Directors or the Compensation Committee may terminate the 1996 Director Plan at any time, subject to the continued effectiveness of outstanding options and other stock-based awards. The Board of Directors or the Compensation Committee may also amend the 1996 Director Plan, except that no amendment may, without the approval of the stockholders, (i) increase the total number of shares of common stock that may be subject to awards under the 1996 Director Plan or (ii) change the eligibility requirements for participation in the 1996 Director Plan.

Options

The term of each option will be specified by the Compensation Committee upon grant, but may not exceed ten years from the date of grant. The exercise price of each option granted under the 1996 Director Plan will equal 100% of the fair market value of a share of common stock on the grant date, and the terms upon which each such option granted under the 1996 Director Plan will be exercisable will be determined by the Compensation Committee. Options granted after the Company’s 2010 annual stockholders’ meeting will be subject to a minimum vesting schedule of three years; provided, that, the Committee may provide for earlier vesting in the event of a Change of Control or a participant’s retirement, death or disability. However, awards of options and other stock-based awards with respect to up to 5% of the total number of shares of common stock reserved for awards under the 1996 Director Plan may be granted without regard to any limit on accelerated vesting.

Subject to certain rights to exercise after the death, disability, retirement or termination of services (other than for cause) of the option holder or after a Change of Control, options granted under the 1996 Director Plan may be exercised only if the option holder is eligible to participate in the 1996 Director Plan on the date of exercise. Upon a termination of service for cause (as defined in the 1996 Director Plan), any outstanding options (whether vested or unvested) are forfeited and cancelled in their entirety, and the Compensation Committee may require a participant to promptly repay to the Company (and the Company has the right to recover) any gain realized upon exercise of an option.

Upon the exercise of an option, the option holder must make payment of the full exercise price, either (i) in cash, or, if permitted by the Compensation Committee, (ii) in shares of common stock (which have been owned by such participant as may be required by applicable accounting standards to avoid a charge to the Company’s earnings), (iii) in a combination of cash and/or shares of common stock from the option holder or (iv) on such other terms and conditions as may be acceptable to the Compensation Committee.

The 1996 Director Plan also contains express prohibition against repricing options. Without stockholder approval, no option may be modified to reduce the purchase price thereof nor may a new option at a lower price be substituted for a simultaneously surrendered option, provided that the foregoing does not apply to antidilution adjustments and substitutions in accordance with the 1996 Director Plan.

Other Stock-Based Awards

Subject to the provisions of the 1996 Director Plan, the Compensation Committee has the authority to determine the number of shares of common stock to be awarded pursuant to other stock-based awards and all other conditions of such awards. Other stock-based awards and any common stock covered by such awards will vest or be forfeited to the extent provided in the award agreement, as determined by the Compensation Committee. Notwithstanding the foregoing, other stock-based awards granted after the Company’s 2010 annual stockholders’ meeting will be subject to a minimum vesting schedule of: (i) one year, if vesting is performance-based (in whole or in part) and (ii) three years, with respect to restricted stock or if vesting is not performance-based (with restrictions as to no more than 1/3rd of the shares subject thereto vesting on each of the first three anniversaries of the date of grant). However, such awards may vest earlier upon a Change in Control or a participant’s death, disability or retirement. In addition, options and other stock-based awards may be granted with respect to up to 5% of the total number of shares reserved for awards under the 1996 Director Plan without regard to any limit on accelerated vesting.

Common stock or other stock-based awards purchased pursuant to a purchase right awarded under the 1996 Director Plan will be priced as determined by the Compensation Committee. The Compensation Committee may, in its discretion, permit Non-Employee Directors to defer a portion of their cash compensation in the form of other stock-based awards granted under the Plan, subject to the terms and conditions of any deferred compensation arrangement established by the Company.

Transferability

Options and other stock-based awards granted under the 1996 Director Plan are not transferable by a participant other than by will or by the laws of descent and distribution, except that the Compensation Committee may provide that a non-qualified stock option or other stock-based award is transferable to a participant’s family members (as defined in the 1996 Director Plan).

Material U.S. Federal Income Tax Consequences Relating to the 1996 Director Plan

The following discussion of the principal U.S. federal income tax consequences with respect to options under the 1996 Director Plan is based on statutory authority and judicial and administrative interpretations as of the date of this Proxy Statement, which are subject to change at any time (possibly with retroactive effect) and may vary in individual circumstances. Therefore, the following is designed to provide only a general understanding of the material federal income tax consequences (state and local tax and estate tax consequences are not addressed below). This discussion is limited to the U.S. federal income tax consequences to individuals who are citizens or residents of the U.S., other than those individuals who are taxed on a residence basis in a foreign country.

Non-Employee Directors who receive options under the 1996 Director Plan will not realize taxable income for federal income tax purposes at the time of grant. Such conclusion is predicated on the assumption that, under existing U.S. Treasury Department regulations, a nonqualified stock option, at the time of its grant, has no readily ascertainable fair market value. Such directors will realize ordinary income, generally six months after the date of exercise of the option, in an amount equal to the excess, if any, of the fair market value of the shares acquired on the date income is realized over the exercise price. The optionee’s holding period with respect to the shares acquired will begin on the date of exercise. The tax basis of the stock acquired upon the exercise of any option will be equal to the sum of (i) the exercise price of such option and (ii) the amount included in income with respect to such option. Any gain or loss on a subsequent sale of the stock will be either a long-term or short-term capital gain or loss, depending on the optionee’s holding period for the stock disposed of.

The Company is generally entitled to a tax deduction for federal income tax purposes at the same time and in the same amount as the optionee is considered to have realized ordinary income in connection with the exercise of the option. Any entitlement to a tax deduction on the part of the Company is subject to applicable federal tax rules. In addition, in the event that the exercisability or vesting of any option is accelerated because of a change in control, such option (or a portion thereof), either alone or together with certain other payments, may constitute parachute payments under Section 280G of the Code, which excess amounts may be subject to excise taxes. Directors of the Company subject to Section 16(b) of the Exchange Act may be subject to special tax rules regarding the income tax consequences concerning their options.

Code Section 409A provides that all amounts deferred under a nonqualified deferred compensation plan are includible in a participant’s gross income to the extent such amounts are not subject to a substantial risk of forfeiture, unless certain requirements are satisfied. If the requirements are not satisfied, in addition to current income inclusion, interest at the underpayment rate plus 1% will be imposed on the participant’s underpayments that would have occurred had the deferred compensation been includible in gross income for the taxable year in which first deferred or, if later, the first taxable year in which such deferred compensation is not subject to a substantial risk of forfeiture. The amount required to be included in income is also subject to an additional 20% tax. While most awards under the 1996 Director Plan are anticipated to be exempt from the requirements of Code Section 409A, awards not exempt from Code Section 409A are intended to comply with Code Section 409A.

Outstanding Awards

As of March 12, 2010, 486,937 shares underlying outstanding options were held by Non-Employee Directors of which 99,075 shares were held by Mr. Alperin; 37,075 shares were held by Mr. Brons; 96,075 shares were held by Mr. Kabat; 87,075 shares were held by Mr. Laskawy; 8,987 shares were held by Ms. Mashima; 87,075 shares were held by Mr. Matthews; 71,575 shares were held by Dr. Sullivan and no shares were held by Dr. Sheares. Employees (including the Named Executive Officers) are not eligible to participate in the 1996 Director Plan.

Because future option grants under the 1996 Director Plan will be based upon prospective factors including the nature of services to be rendered by prospective Non-Employee Directors of the Company or its affiliates, and their potential contributions to the success of the Company, actual grants of options and other stock-based awards cannot be determined at this time.

THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK PRESENT IN PERSON OR REPRESENTED BY PROXY AND ENTITLED TO VOTE ON THE PROPOSED AMENDMENT AT THE ANNUAL MEETING IS REQUIRED TO APPROVE THE PROPOSED AMENDMENT TO THE 1996 DIRECTOR PLAN. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSED AMENDMENT TO THE 1996 DIRECTOR PLAN.

PROPOSAL 3
RATIFICATION OF SELECTION OF
INDEPENDENT REGISTERED PUBLIC
ACCOUNTING FIRM

Upon the recommendation of the Audit Committee, the Board of Directors has selected BDO Seidman as our independent registered public accounting firm for the fiscal year ending December 25, 2010, subject to ratification of such selection by the stockholders at the Annual Meeting. If the stockholders do not ratify the selection of BDO Seidman, another independent registered public accounting firm will be selected by the Board of Directors. Representatives of BDO Seidman will be present at the Annual Meeting, will have an opportunity to make a statement if they desire to do so and will be available to respond to appropriate questions from stockholders in attendance.

Independent Registered Public Accounting Firm Fees and Pre-Approval Policies and Procedures

The following table summarizes fees billed to us for fiscal 2009 and for fiscal 2008:

	Fiscal 2009	Fiscal 2008

Audit Fees — Annual Audit and Quarterly Reviews	$4,163,630	$3,882,610
Audit-Related Fees	$50,000	50,250
Tax Fees: —
Tax Advisory Services	$568,010	291,870
Tax Compliance, Planning and Preparation	$576,810	692,610
All Other Fees	—	—

Total Fees	$5,358,450	$4,917,340

In the above table, in accordance with the SEC’s definitions and rules, “audit fees” are fees that the Company paid to BDO Seidman for the audit of our annual financial statements included in the Form 10-K and review of financial statements included in the Form 10-Qs; for the audit of our internal control over financial reporting with the objective of obtaining reasonable assurance about whether effective internal control over financial reporting was maintained in all material respects; and for services that are normally provided by the independent accountant in connection with statutory and regulatory filings or engagements. “Audit-related fees” are fees for assurance and related services that are reasonably related to the performance of the audit or review of our financial statements and internal control over financial reporting, including services in connection with employee benefit plan audits, and consultation on acquisitions. “Tax fees” are fees for tax advisory services, including tax planning and strategy, tax audits and acquisition consulting, tax compliance, tax planning and tax preparation. There were no “all other fees” in fiscal 2008 or fiscal 2009.

The Audit Committee has determined that the provision of all non-audit services by BDO Seidman is compatible with maintaining such accountant’s independence.

All fees paid by us to BDO Seidman were approved by the Audit Committee in advance of the services being performed by such independent accountants.

Pursuant to the rules and regulations of the SEC, before our independent registered accounting firm is engaged to render audit or non-audit services, the engagement must be approved by the Audit Committee or entered into pursuant to the Audit Committee’s pre-approval policies and procedures. The policy granting pre-approval to certain specific audit and audit-related services and specifying the procedures for pre-approving other services is set forth in the Amended and Restated Charter of the Audit Committee, previously filed.

THE AFFIRMATIVE VOTE OF THE HOLDERS OF A MAJORITY OF THE OUTSTANDING SHARES OF COMMON STOCK PRESENT IN PERSON OR REPRESENTED BY PROXY AND ENTITLED TO VOTE ON THIS MATTER AT THE ANNUAL MEETING IS REQUIRED TO RATIFY THE SELECTION OF BDO SEIDMAN AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 25, 2010. THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSED SELECTION OF BDO SEIDMAN AS OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 25, 2010.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

Role of the Audit Committee

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors, including the Company’s internal control over financial reporting, the quality of its financial reporting and the independence and performance of the Company’s independent registered public accounting firm. The Audit Committee is responsible for establishing procedures for the receipt, retention and treatment of complaints received by the Company about accounting, internal control over financial reporting or auditing matters and confidential and anonymous submission by employees of the Company of concerns about questionable accounting or auditing matters. On an ongoing basis, the Audit Committee reviews all related party transactions, if any, for potential conflicts of interest and all such transactions must be approved by the Audit Committee.

The Audit Committee is composed of three “independent directors” as that term is defined by the listing standards of The Nasdaq Stock Market, Inc. (“Nasdaq”). Each of the members of the Audit Committee are “audit committee financial experts,” as defined under the rules of the Securities and Exchange Commission (“SEC”) and, as such, each satisfy the requirements of Nasdaq’s Rule 5605(c)(2)(A). The Audit Committee operates under a written charter adopted by the Board of Directors, and that is in accordance with the Sarbanes-Oxley Act of 2002 and the rules of the SEC and Nasdaq listing standards relating to corporate governance and audit committees. The Audit Committee reviews and reassesses its charter on a periodic and as required basis.

Management has primary responsibility for the Company’s financial statements and the overall reporting process, including the Company’s disclosure controls and procedures as well as its system of internal control over financial reporting. The Company is responsible for evaluating the effectiveness of its disclosure controls and procedures on a quarterly basis and for performing an annual assessment of its internal control over financial reporting, the results of which are reported in the Company’s annual 10-K filing with the SEC.

The Company’s independent registered public accounting firm audits the annual financial statements prepared by management, expresses an opinion as to whether those financial statements fairly present the consolidated financial position, results of operations and cash flows of the Company and its subsidiaries in conformity with accounting principles generally accepted in the United States and discusses with management any issues that they believe should be raised with management. The Company’s independent registered public accounting firm also audits, and expresses an opinion on the design and operating effectiveness of the Company’s internal control over financial reporting.

The independent registered public accounting firm’s ultimate accountability is to the Board of Directors of the Company and the Audit Committee, as representatives of the Company’s stockholders.

The Audit Committee pre-approves audit, audit related and permissible non-audit related services provided by the Company’s independent registered public accounting firm. During fiscal 2009, audit and audit related fees consisted of annual financial statement and internal control audit services, accounting consultations, employee benefit plan audits and other quarterly review services. Non-audit related services approved by the Audit Committee consisted of tax compliance, tax advice and tax planning services.

The Audit Committee meets with management regularly to consider, among other things, the adequacy of the Company’s internal control over financial reporting and the objectivity of its financial reporting. The Audit Committee discusses these matters with the appropriate Company financial personnel and internal auditors. In addition, the Audit Committee has discussions with management concerning the process used to support certifications by the Company’s Chief Executive Officer and Chief Financial Officer that are required by the SEC and the Sarbanes-Oxley Act to accompany the Company’s periodic filings with the SEC.

On an as needed basis and following each quarterly Audit Committee meeting, the Audit Committee meets privately with both the independent registered public accounting firm and the Company’s internal auditors, each of whom has unrestricted access to the Audit Committee. The Audit Committee also appoints the independent registered public accounting firm, approves in advance its engagements to perform audit and any non-audit services and the fee for such services, and periodically reviews its performance and independence from management. In addition, when appropriate, the Audit Committee discusses with the independent registered public accounting firm plans for audit partner rotation as required by the Sarbanes-Oxley Act.

Review of the Company’s Audited Financial Statements for Fiscal 2009

The Audit Committee reviewed the Company’s audited financial statements for fiscal 2009 as well as the process and results of the Company’s assessment of internal control over financial reporting. The Audit Committee has also met with management, the internal auditors and BDO Seidman, LLP (“BDO Seidman”), the Company’s independent registered public accounting firm, to discuss the financial statements and internal control over financial reporting. Management has represented to the Audit Committee that the financial statements were prepared in accordance with accounting principles generally accepted in the United States, that internal control over financial reporting was effective and that no material weaknesses in those controls existed as of the fiscal year-end reporting date, December 26, 2009.

The Audit Committee has received from BDO Seidman the written disclosures and the letter required by applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence, and has discussed with BDO Seidman their independence from the Company and its management. The Audit Committee also received reports from BDO Seidman regarding all critical accounting policies and practices used by the Company, generally accepted accounting principles that have been discussed with management, and other material written communications between BDO Seidman and management. There were no differences of opinion reported between BDO Seidman and the Company regarding critical accounting policies and practices used by the Company. In addition, the Audit Committee discussed with BDO Seidman all matters required to be discussed by statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1 AU Section 380), as adopted by The Public Company Accounting Oversight Board in Rule 3200T. Finally, the Audit Committee has received from, and reviewed with, BDO Seidman all communications and information concerning its audit of the Company’s internal control over financial reporting as required by the Public Company Accounting Oversight Board Auditing Standard No. 5.

Based on these reviews, activities and discussions, the Audit Committee recommended to the Board of Directors, and the Board of Directors has approved, that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for fiscal 2009.

THE AUDIT COMMITTEE
Donald J. Kabat, Chairman
Barry J. Alperin
Philip A. Laskawy

Notwithstanding anything to the contrary set forth in any of our previous or future filings under the Securities Act of 1933, as amended, or the Exchange Act, that might incorporate by reference this proxy statement or future filings made by the Company under those statutes, the Compensation Committee Report, the information in the Audit Committee Report contained under the heading “Review of the Company’s Audited Financial Statements for Fiscal 2009,” references to the Audit Committee Charter and reference to the independence of the Audit Committee members are not deemed filed with the SEC, are not deemed soliciting material and shall not be deemed incorporated by reference into any of those prior filings or into any future filings made by the Company under those statutes, except to the extent that the Company specifically incorporates such information by reference into a previous or future filing, or specifically requests that such information be treated as soliciting material, in each case under those statutes.

VOTING OF PROXIES AND OTHER MATTERS

The Board of Directors recommends that an affirmative vote be cast in favor of each of the proposals listed on the proxy card.

The Board of Directors knows of no other matter that may be brought before the meeting that requires submission to a vote of the stockholders. If any other matters are properly brought before the meeting, however, the persons named in the enclosed proxy or their substitutes will vote in accordance with their best judgment on such matters.

A complete list of stockholders entitled to vote at the Annual Meeting will be available for inspection beginning April 30, 2010 at our headquarters located at 135 Duryea Road, Melville, New York 11747.

ANNUAL REPORT ON FORM 10-K

Our Annual Report on Form 10-K for the fiscal year ended December 26, 2009 has been filed with the SEC and is available free of charge through our Internet website, www.henryschein.com. Stockholders may also obtain a copy of the Form 10-K upon written request to Henry Schein, Inc., 135 Duryea Road, Melville, New York 11747, Attn: Corporate Communications, facsimile number: (631) 843-5975. In response to such request, the Company will furnish without charge the Form 10-K including financial statements, financial schedules and a list of exhibits.

STOCKHOLDER PROPOSALS

Eligible stockholders wishing to have a proposal for action by the stockholders at the 2011 Annual Meeting included in our proxy statement must submit such proposal at the principal offices of the Company not later than December 1, 2010. It is suggested that any such proposals be submitted by certified mail, return receipt requested.

Under our Amended and Restated Certificate of Incorporation, as amended, a stockholder who intends to bring a proposal before the 2011 Annual Meeting without submitting such proposal for inclusion in our proxy statement cannot do so unless notice and a full description of such proposal (including all information that would be required in connection with such proposal under the SEC’s proxy rules if such proposal were the subject of a proxy solicitation and the written consent of each nominee for election to the Board of Directors named therein (if any) to serve if elected) and the name, address and number of shares of common stock held of record or beneficially as of the record date for such meeting by the person proposing to bring such proposal before the 2011 Annual Meeting is delivered in person or mailed to, and received by, the Company by the later of March 21, 2011 and the date that is 75 days prior to the date of the 2011 Annual Meeting.

Under the SEC’s proxy rules, proxies solicited by the Board of Directors for the 2011 Annual Meeting may be voted at the discretion of the persons named in such proxies (or their substitutes) with respect to any stockholder proposal not included in our proxy statement if we do not receive notice of such proposal on or before the deadline set forth in the preceding paragraph.

Exhibit A

AMENDMENT NUMBER THREE
TO THE
HENRY SCHEIN, INC.
1996 NON-EMPLOYEE DIRECTOR STOCK INCENTIVE PLAN

WHEREAS, Henry Schein, Inc. (the “Company”) maintains the Henry Schein, Inc. 1996 Non-Employee Director Stock Incentive Plan, amended and restated effective as of April 1, 2003, and as thereafter amended (the “Plan”);

WHEREAS, pursuant to Section 12 of the Plan, the Company has reserved the right to amend the Plan;

WHEREAS, the Company desires to amend the Plan in certain respects; and

WHEREAS, pursuant to Section 12 of the Plan, approval by the Company’s stockholders is required with respect to certain of these amendments.

NOW, THEREFORE, the Plan is hereby amended subject to stockholder approval at the 2010 annual stockholders’ meeting (where indicated) and effective on the date thereof, as follows:

1.	Section 2(g) of the Plan is amended in its entirety to read as follows:

‘‘ ‘Committee’ means such committee (or subcommittee), if any, appointed by the Board to administer the Plan consisting of two or more directors as may be appointed from time to time by the Board, each of whom shall qualify as a ’non-employee director’ within the meaning of Rule 16b-3 promulgated under the Act and an ‘independent director’ within the meaning of Nasdaq’s Rule 5605(a)(2) or such other applicable stock exchange rule. If the Board does not appoint a committee for this purpose or the Board removes the Committee for any reason, “Committee” means the Board.”

2.	Subject to stockholder approval at the 2010 annual stockholders’ meeting, the last sentence of Section 3 of the Plan is amended in its entirety to read as follows:

“Notwithstanding the foregoing, no Option or Other Stock-Based Award shall be granted under the Plan on or after the tenth anniversary of the date of the 2010 annual stockholders’ meeting, but Options or Other Stock-Based Awards previously granted may extend beyond that date.”

3.	The following sentence is hereby added to the end of Section 5(b) of the Plan as follows:

“Notwithstanding any other provision of the Plan to the contrary, the number of Shares available for the purpose of Options and Other Stock-Based Awards under the Plan shall be reduced by (i) the total number of Options or stock appreciation rights exercised, regardless of whether any of the Shares underlying such awards are not actually issued to the Participant as the result of a net settlement and (ii) any Shares repurchased by the Company on the open market with the proceeds of the Purchase Price of an Option.”

4.	The following sentence is hereby added to the end of Section 6(d) of the Plan as follows:

“Notwithstanding any other provision of the Plan to the contrary, effective on the date of the Company’s 2010 annual stockholders’ meeting, Options shall be subject to a minimum vesting schedule of at least three years; provided, that, subject to the terms of the Plan, the Committee shall be authorized (at the time of grant or thereafter) to provide for the earlier vesting in the event of a Change of Control or a Participant’s retirement, death or Disability; and provided further, that, subject to the limitations set forth in Section 5(b), awards of Options and Other Stock-Based Awards with respect to up to 5% of the total number of Shares of Common Stock reserved for awards under the Plan may be granted without regard to any limit on accelerated vesting.”

5.	Section 6(e)(iii) of the Plan is amended to insert “solely with respect to an Option granted prior to the date of the Company’s 2010 annual stockholders’ meeting” at the beginning thereof.

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6.	Section 6(e) of the Plan is amended in its entirety to insert a new subsection (iv) immediately following subsection (iii) to read as follows:

“solely with respect to an Option granted on or after the date of the Company’s 2010 annual stockholders’ meeting, the consummation of the Company of a Corporate Transaction or, if consummation of such Corporate Transaction is subject to the consent of any government or governmental agency, the obtaining of such consent (either explicitly or implicitly by consummation), excluding, however, such Corporate Transaction pursuant to which (A) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the outstanding Shares and Outstanding HSI Voting Securities immediately prior to such Corporate Transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction and the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors, in substantially the same proportions as their ownership immediately prior to such Corporate Transaction, of the outstanding Shares and Outstanding HSI Voting Securities, as the case may be, (B) no Person (other than the Company, any employee benefit plan (or related trust) of the Company or the corporation resulting from such Corporate Transaction and any Person beneficially owning, immediately prior to such Corporate Transaction, directly or indirectly, 33% (20% with respect to Options granted prior to the Restated Effective Date) or more of the outstanding Shares or Outstanding HSI Voting Securities, as the case may be) will beneficially own, directly or indirectly, 33% (20% with respect to Options granted prior to the Restated Effective Date) or more of, respectively, the outstanding shares of common stock of the corporation resulting from such Corporate Transaction or the combined voting power of the then outstanding securities of such corporation entitled to vote generally in the election of directors and (C) individuals who were members of the incumbent Board will constitute at least a majority of the members of the board of directors of the corporation resulting from such Corporate Transaction, notwithstanding the foregoing, no Change of Control will occur if the Incumbent Board approves the Corporate Transaction; or”

7.	Subsection (iv) of Section 6(e) of the Plan shall be renumbered as subsection (v).

8.	The following sentence is hereby added to the end of Section 7(a)(ii) of the Plan as follows:

“Notwithstanding any other provision of the Plan to the contrary, effective on the date of the Company’s 2010 annual stockholders’ meeting, Other Stock-Based Awards granted on or after such date shall be no less than (A) one year, if vesting is performance-based (in whole or in part) and (B) three years, with respect to restricted stock or if vesting is not performance-based (with restrictions as to no more than 1/3rd of the Shares subject thereto vesting on each of the first three anniversaries of the date of grant); provided, that, subject to the terms of the Plan, the Committee shall be authorized (at the time of grant or thereafter) to provide for the earlier vesting in the event of a Change of Control or a Participant’s retirement, death or Disability; and provided further, that, subject to the limitations set forth in Section 5(b), awards of Options and Other Stock-Based Awards with respect to up to 5% of the total number of Shares of Common Stock reserved for awards under the Plan may be granted without regard to any limit on accelerated vesting.”

9.	Except as amended hereby and expressly provided herein, the Plan shall remain in full force and effect.

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IN WITNESS WHEREOF, this amendment has been executed February 23, 2010

HENRY SCHEIN, INC.

By:	/s/ Michael S. Ettinger
Name: Michael S. Ettinger
Title: Senior Vice President and
       General Counsel

3

HENRY SCHEIN, INC. 135 DURYEA ROAD, MAIL STOP E-365 MELVILLE, NY 11747

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

			For All	Withhold All	For All Except	To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below.
The Board of Directors recommends you vote FOR the following:			0	0	0

1.	ELECTION OF DIRECTORS Nominees
	01 Stanley M Bergman 02 Gerald A Benjamin 03 James P Breslawski 04 Mark E Mlotek 05 Steven Paladino 06 Barry J Alperin 07 Paul Brons	08 Donald J Kabat 09 Philip A Laskawy 10 Karyn Mashima 11 Norman S Matthews 12 Bradley T Sheares, PhD 13 Louis W Sullivan, MD

The Board of Directors recommends you vote FOR the following proposal(s):

		For	Against	Abstain

2	PROPOSAL TO AMEND THE COMPANY’S 1996 NON-EMPLOYEE DIRECTOR STOCK INCENTIVE PLAN.	0	0	0

3	PROPOSAL TO RATIFY THE SELECTION OF BDO SEIDMAN, LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 25, 2010.	0	0	0

NOTE: Such other business as may properly come before the meeting or any adjournment or postponement thereof.

For address change/comments, mark here. (see reverse for instructions)	0

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Combined Document, Notice & Proxy Statement is/are available at www.proxyvote.com.

HENRY SCHEIN, INC.

135 Duryea Road, Melville, New York 11747
This proxy is solicited on behalf of the Board of Directors
      The undersigned, having duly received the Notice of Annual Meeting of Stockholders and the Proxy Statement, hereby appoints Stanley M. Bergman and Michael S. Ettinger as proxies, each with the power to act alone and with the power of substitution and revocation, to represent the undersigned and to vote, as designated on the other side, all shares of common stock of Henry Schein, Inc. held of record by the undersigned on March 12, 2010, at the Annual Meeting of Stockholders to be held at 10:00 a.m. on Monday, May 10, 2010 at the Melville Marriott Long Island, 1350 Old Walt Whitman Road, Melville, New York and at any adjournments or postponements thereof. The undersigned hereby revokes any previous proxies with respect to the matters covered by this proxy. The Board of Directors recommends a vote “FOR” the proposals listed on the reverse side.
THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED ON THIS PROXY BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES FOR DIRECTORS LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3.
PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY IN THE ENCLOSED ENVELOPE.

Address Changes/Comments:

(If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.)

Continued and to be signed on reverse side